                                                                   EXHIBIT 10.30


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                             MASTER LEASE AGREEMENT

                           Dated as of April 23, 1999

                                     between

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                not individually,
                         but solely as the Owner Trustee
                           under the VS Trust 1999-1,
                                    as Lessor

                                       and

                          VERITAS SOFTWARE CORPORATION,
                                    as Lessee

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This Master Lease Agreement is subject to a security interest in favor of
NationsBank, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent") under a Security Agreement dated as of April 23, 1999, between First Security Bank, National Association, not individually, but solely as the Owner Trustee under the VS Trust 1999-1 and the Agent, as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof. This Lease Agreement has been executed in several counterparts. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.

                               TABLE OF CONTENTS

ARTICLE I.................................................................   1
     1.1  Definitions.....................................................   1
     1.2  Interpretation..................................................   2
ARTICLE II................................................................   2
     2.1  Property........................................................   2
     2.2  Lease Term......................................................   2
     2.3  Title...........................................................   3
     2.4  Lease Supplements...............................................   3
ARTICLE III...............................................................   3
     3.1  Rent............................................................   3
     3.2  Payment of Basic Rent...........................................   4
     3.3  Supplemental Rent...............................................   4
     3.4  Performance on a Non-Business Day...............................   5
     3.5  Rent Payment Provisions.........................................   5
ARTICLE IV................................................................   5
     4.1  Taxes; Utility Charges..........................................   5
ARTICLE V.................................................................   6
     5.1  Quiet Enjoyment.................................................   6
ARTICLE VI................................................................   6
     6.1  Net Lease.......................................................   6
     6.2  No Termination or Abatement.....................................   7
ARTICLE VII...............................................................   7
     7.1  Ownership of the Properties.....................................   7
ARTICLE VIII..............................................................   9
     8.1  Condition of the Properties.....................................   9
     8.2  Possession and Use of the Properties............................   9
     8.3  Integrated Properties...........................................  11
ARTICLE IX................................................................  11
     9.1  Compliance With Legal Requirements, Insurance Requirements and
          Manufacturer's Specifications and Standards.....................  11
ARTICLE X.................................................................  11
     10.1 Maintenance and Repair; Return..................................  11
     10.2 Environmental Inspection........................................  13
ARTICLE XI................................................................  13
     11.1 Modifications...................................................  13
ARTICLE XII...............................................................  15
     12.1 Warranty of Title...............................................  15
ARTICLE XIII..............................................................  16
     13.1 Permitted Contests Other Than in Respect of Indemnities.........  16
     13.2 Impositions, Utility Charges, Other Matters; Compliance with
          Legal Requirements..............................................  16
ARTICLE XIV...............................................................  17
     14.1 Public Liability and Workers' Compensation Insurance............  17

     14.2  Permanent Hazard and Other Insurance Coverage to be
             Maintained by Other......................................... 17
     14.3  Coverage...................................................... 18
     14.4  Additional Insurance Requirements............................. 20
ARTICLE XV............................................................... 20
     15.1  Casualty and Condemnation..................................... 20
     15.2  Environmental Matters......................................... 23
     15.3  Notice of Environmental Matters............................... 26
ARTICLE XVI.............................................................. 26
     16.1  Termination Upon Certain Events............................... 26
     16.2  Procedures.................................................... 26
ARTICLE XVII............................................................. 27
     17.1  Lease Events of Default....................................... 27
     17.2  Surrender of Possession....................................... 31
     17.3  Reletting..................................................... 31
     17.4  Damages....................................................... 31
     17.5  Power of Sale................................................. 32
     17.6  Final Liquidated Damages...................................... 32
     17.7  Environmental Costs........................................... 33
     17.8  Waiver of Certain Rights...................................... 33
     17.9  Assignment of Rights Under Contracts.......................... 33
     17.10 Remedies Cumulative........................................... 34
ARTICLE XVIII............................................................ 34
     18.1  Lessor's Right to Cure Lessee's Lease Defaults................ 34
ARTICLE XIX.............................................................. 35
     19.1  Provisions Relating to Lessee's Exercise of its Purchase
             Option...................................................... 35
     19.2  [Intentionally Omitted]....................................... 35
ARTICLE XX............................................................... 35
     20.1  Purchase Option or Sale Option - General Provisions........... 35
     20.2  Lessee Purchase Option........................................ 36
     20.3  Third Party Sale Option....................................... 37
ARTICLE XXI.............................................................. 38
     21.1  [Intentionally Omitted]....................................... 38
ARTICLE XXII............................................................. 38
     22.1  Sale Procedure................................................ 38
     22.2  Application of Proceeds of Sale............................... 41
     22.3  Indemnity for Excessive Wear.................................. 41
     22.4  Appraisal Procedure........................................... 42
     22.5  Certain Obligations Continue.................................. 42
ARTICLE XXIII............................................................ 43
     23.1  Holding Over.................................................. 43
ARTICLE XXIV............................................................. 43
     24.1  Risk of Loss.................................................. 43
ARTICLE XXV.............................................................. 44
     25.1  Assignment.................................................... 44

                                       ii

     25.2  Subleases........................................................  44
ARTICLE XXVI................................................................  45
     26.1  No Waiver........................................................  45
ARTICLE XXVII...............................................................  45
     27.1  Acceptance of Surrender..........................................  45
     27.2  No Merger of Title...............................................  45
ARTICLE XXVIII..............................................................  46
     28.1  [RESERVED].......................................................  46
ARTICLE XXIX................................................................  46
     29.1  Notices..........................................................  46
ARTICLE XXX.................................................................  46
     30.1  Miscellaneous....................................................  46
     30.2  Amendments and Modifications.....................................  46
     30.3  Successors and Assigns...........................................  46
     30.4  Headings and Table of Contents...................................  46
     30.5  Counterparts.....................................................  47
     30.6  GOVERNING LAW....................................................  47
     30.7  Calculation of Rent..............................................  47
     30.8  Memoranda of Lease and Lease Supplements.........................  47
     30.9  Allocations between the Lenders and the Holders..................  48
     30.10 Limitations on Recourse..........................................  48
     30.11 WAIVERS OF JULY TRIAL............................................  48
     30.12 Exercise of Lessor Rights........................................  48
     30.13 SUBMISSION TO JURISDICTION; VENUE................................  49
     30.14 USURY SAVINGS PROVISION..........................................  49

EXHIBITS

EXHIBIT A - Lease Supplement No. ____
EXHIBIT B - Memorandum of Lease and Lease Supplement No. ____

                             MASTER LEASE AGREEMENT


      THIS MASTER LEASE AGREEMENT dated as of April 23, 1999 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Lease") is between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, having its principal office at 79 South Main Street, Salt Lake City, Utah 84111, not individually, but solely as the Owner Trustee under the VS Trust 1999-1, as lessor (the "Lessor"), and VERITAS SOFTWARE CORPORATION, a Delaware corporation, having its principal place of business at 1600 Plymouth Street, Mountain View, California 94043, as lessee (the "Lessee").

                                   WITNESSETH:

      A. WHEREAS, subject to the terms and conditions of the Participation Agreement and the Agency Agreement, Lessor will (i) purchase certain real property, some of which will (or may) have existing Improvements thereon, from one (1) or more third parties designated by Lessee and (ii) fund the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties by the Construction Agent; and

      B. WHEREAS, the Basic Term shall commence with respect to each Property upon the Property Closing Date with respect thereto; provided, Basic Rent with respect thereto shall not be payable until the applicable Rent Commencement Date; and

      C. WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, each Property;

      NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

      1.1   DEFINITIONS.

            For purposes of this Lease, capitalized terms used in this Lease and not otherwise defined herein shall have the meanings assigned to them in Appendix A to that certain Participation Agreement dated as of April 23, 1999 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the "Participation Agreement") among Lessee, the various parties thereto from time to time, as the Guarantors, Lessor, the various banks and other lending institutions which are parties thereto from time to time, as the Holders, the various banks and other lending institutions which are parties thereto from time to time, as the Lenders, and NationsBank, N.A., as agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests. Unless otherwise indicated, references in this Lease to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Lease.

      1.2   INTERPRETATION.

            The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Lease.


                                   ARTICLE II

      2.1   PROPERTY.

            Subject to the terms and conditions hereinafter set forth and contained in the respective Lease Supplement relating to each Property, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, each Property.

      2.2   LEASE TERM.

            The basic term of this Lease with respect to each Property (the "Basic Term") shall begin upon the Property Closing Date for such Property (in each case the "Basic Term Commencement Date") and shall end on the fifth (5th) annual anniversary of the Initial Closing Date (the "Basic Term Expiration Date"), unless the Basic Term is earlier terminated or the term of this Lease is renewed (as described below) in accordance with the provisions of this Lease. Notwithstanding the foregoing, Lessee shall not be obligated to pay Basic Rent until the Rent Commencement Date with respect to such Property.

            Upon the written request of Lessee and with the consent of all of the Financing Parties, in their sole discretion, the term of this Lease for each Property may be extended for up to two (2) additional terms each of one (1) year's duration from the Basic Term Expiration Date (each, a "Renewal Term"); provided, that the expiration date for the final Renewal Term for each Property shall not be later than the seventh (7th) annual anniversary of the Initial Closing Date, unless such later expiration date has been expressly agreed to, at the request of Lessee, in writing by each of Lessor, the Agent, the Lenders and the Holders in their sole discretion.

      2.3   TITLE.

            Each Property is leased to Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession (if any), the existing state of title (including without limitation the Permitted Liens) and all applicable Legal Requirements. Lessee shall in no event have any recourse against Lessor for any defect in Lessor's title to any Property or any interest of Lessee therein other than for Lessor Liens.

      2.4   LEASE SUPPLEMENTS.

            On or prior to each Basic Term Commencement Date, Lessee and Lessor shall each execute and deliver a Lease Supplement for the Property to be leased effective as of such Basic Term Commencement Date in substantially the form of Exhibit A hereto.

                                   ARTICLE III

      3.1   RENT.

            (a) Lessee shall pay Basic Rent in arrears on each Payment Date, and on any date on which this Lease shall terminate with respect to any or all Properties during the Term; provided, however, with respect to the Properties in the aggregate Lessee shall have no obligation to pay Basic Rent until the Rent Commencement Date (notwithstanding that Basic Rent for such Property shall accrue from and including the Scheduled Interest Payment Date immediately preceding such Rent Commencement Date).

            (b) Each payment of Rent payable by Lessee to Lessor under this Lease or any other Operative Agreement shall be made by Lessee to the Agent as the designee of Lessor under Section 5.8 of the Participation Agreement to such account or accounts as the Agent may designate from time to time prior to 12:00 p.m., Charlotte, North Carolina time, in immediately available funds consisting of lawful currency of the United States of America on the date when such payment shall be due. Payments received after 12:00 p.m., Charlotte, North Carolina time, on the date due shall, for the purpose of Section 17.1 hereof be deemed received on such day; provided, however, that for the purposes of the second sentence of
      Section 3.3 hereof, such payments shall be deemed received on the next succeeding Business Day and, unless the Agent is otherwise able to invest or employ such funds on the date received, subject to interest at the Overdue Rate.

            (c) Lessee's inability or failure to take possession of all or any portion of any Property when delivered by Lessor, whether or not attributable to any act or omission of Lessor, the Construction Agent, Lessee or any other Person or for any other reason whatsoever, shall not delay or otherwise affect Lessee's obligation to pay Rent for such Property in accordance with the terms of this Lease.

            (d) On or prior to each Payment Date, Lessor shall deliver, or cause to be delivered, to Lessee a notice of the exact amount of the Basic Rent due on such date (the "Invoice"). For the purposes of this Section 3.1(d), delivery of the Invoice by facsimile transmission, receipt confirmed, will be sufficient.

      3.2   PAYMENT OF BASIC RENT.

            Basic Rent shall be paid absolutely net to Lessor or its designee, so that this Lease shall yield to Lessor the full amount thereof, without setoff, deduction or reduction.

      3.3   SUPPLEMENTAL RENT.

            Lessee shall pay to the Person entitled thereto any and all Supplemental Rent when and as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent within three (3) days after the same is due, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. All such payments of Supplemental Rent shall be in the full amount thereof, without setoff, deduction or reduction. Lessee shall pay to the appropriate Person, as Supplemental Rent due and owing to such Person, among other things, on demand,
(a) any and all payment obligations (except for amounts payable as Basic Rent) owing from time to time under the Operative Agreements by any Person to the Agent, any Lender, any Holder or any other Person, (b) interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due (subject to the applicable grace period) for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the appropriate Person (subject to any applicable grace period) for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid and (c) amounts referenced as Supplemental Rent obligations pursuant to Section 8.3 of the Participation Agreement. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent. During the Construction Period, such Impositions and utility charges shall be included in the Property Cost to be paid by Lessor; provided, however the Lessor shall pay such amounts described in this Section 3.3 only if funds are made available by the Lenders and the Holders in an amount sufficient to allow such payment.

      3.4   PERFORMANCE ON A NON-BUSINESS DAY.

            If any Basic Rent is required hereunder on a day that is not a Business Day, then such Basic Rent shall be due on the corresponding Scheduled Interest Payment Date. If any Supplemental Rent is required hereunder on a day that is not a Business Day, then such Supplemental Rent shall be due on the next succeeding Business Day.

      3.5   RENT PAYMENT PROVISIONS.

            Lessee shall make payment of all Basic Rent and Supplemental Rent when due (subject to the applicable grace periods) regardless of whether any of the Operative Agreements pursuant to which same is calculated and is owing shall have been rejected, avoided or disavowed in any bankruptcy or insolvency proceeding involving any of the parties to any of the Operative Agreements. Such provisions of such Operative Agreements and their related definitions are incorporated herein by reference and shall survive any termination, amendment or rejection of any such Operative Agreements.


                                   ARTICLE IV

      4.1   TAXES; UTILITY CHARGES.

            Subject to Lessee's rights of permitted contest pursuant to Section 13.1, Lessee shall pay or cause to be paid all Impositions with respect to the Properties and/or the use, occupancy, operation, repair, access, maintenance or operation thereof and all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents, utilities and operating expenses of any kind or type used in or on any Property and related real property during the Term. Upon Lessor's request, Lessee shall provide from time to time Lessor with evidence of all such payments referenced in the foregoing sentence. Lessee shall be entitled to receive any credit or refund with respect to any Imposition or utility charge paid by Lessee. Unless an Event of Default shall have occurred and be continuing, the amount of any credit or refund received by Lessor on account of any Imposition or utility charge paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for Impositions or utilities imposed with respect to any Property for a period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for such party's pro rata share thereof. During the Construction Period, the costs of Impositions and all other utility and other charges or expenses referenced in this Section 4.1 shall be paid by Lessor; provided, however, the Lessor shall pay such amounts described in this Section 4.1 only if funds are made available by the Lenders and the Holders in an amount sufficient to allow such payment.


                                    ARTICLE V

      5.1   QUIET ENJOYMENT.

            Subject to the rights of Lessor contained in Sections 17.2, 17.3 and
20.3 and the other terms of this Lease and the other Operative Agreements and so long as no Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy each Property for the applicable Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor (other than Lessee) with respect to any matters arising from and after the applicable Basic Term Commencement Date.

                                   ARTICLE VI

      6.1   Net Lease.

            This Lease shall constitute a net lease, and the obligations of Lessee hereunder are absolute and unconditional. Lessee shall pay all operating expenses arising out of the use, operation and/or occupancy of each Property. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) for any reason whatsoever, including without limitation by reason of: (a) any damage to or destruction of any Property or any part thereof; (b) any taking of any Property or any part thereof or interest therein by Condemnation or otherwise;
(c) any prohibition, limitation, restriction or prevention of Lessee's use, occupancy or enjoyment of any Property or any part thereof, or any interference with such use, occupancy or enjoyment by any Person or for any other reason; (d) any title defect, Lien or any matter affecting title to any Property; (e) any eviction by paramount title or otherwise; (f) any default by Lessor hereunder;
(g) any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding relating to or affecting the Agent, any Lender, Lessor, Lessee, any Holder or any Governmental Authority; (h) the impossibility or illegality of performance by Lessor, Lessee or both; (i) any action of any Governmental Authority or any other Person, Lessee's acquisition of ownership of all or part of any Property (except for any such acquisition of ownership pursuant to and in accordance with the terms of this Lease); (k) breach of any warranty or representation with respect to any Property or any Operative Agreement; (1) any defect in the condition, quality or fitness for use of any Property or any part thereof; or (m) any other cause or circumstance whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. Notwithstanding the foregoing provisions, nothing contained in this Section 6.1 shall provide Lessor with any right to payment by Lessee under this Lease prior to the Completion Date which is contrary to Lessor's remedies under the Agency Agreement; it being the express intention of the parties hereto that Lessee's liability hereunder shall not exceed the liability of the Construction Agent under the Agency Agreement prior to the Completion Date. The parties intend that the obligations of Lessee hereunder shall be covenants, agreements and obligations that are separate and independent from any obligations of Lessor hereunder and shall continue unaffected unless such covenants, agreements and obligations shall have been modified or terminated in accordance with an express provision of this Lease. Lessor and Lessee acknowledge and agree that the provisions of this Section 6.1 have been specifically reviewed and subjected to negotiation.

      6.2   NO TERMINATION OR ABATEMENT.

            Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting any Person or any Governmental Authority, or any action with respect to this Lease or any Operative Agreement which may be taken by any trustee, receiver or liquidator of any Person or any Governmental Authority or by any court with respect to any Person, or any Governmental Authority. Lessee hereby waives all right (a) to terminate or surrender this Lease (except as permitted hereunder or under the terms of the Operative Agreements) or (b) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.


                                   ARTICLE VII

      7.1   OWNERSHIP OF THE PROPERTIES.

            (a) Lessor and Lessee intend that for federal and all state and local income tax purposes, bankruptcy purposes, regulatory purposes, commercial law and real estate purposes and all other purposes (A) this Lease will be treated as a financing arrangement, (B) Lessee will be treated as the beneficial owner of the Properties and will be entitled to all tax benefits ordinarily available to owners of property similar to the Properties for such tax purposes and (C) this Lease will be treated as an operating lease for financial statement reporting purposes. Notwithstanding the foregoing, neither party hereto has made, or shall be deemed to have made, any representation or warranty as to the availability of any of the foregoing treatments under applicable accounting rules, tax, bankruptcy, regulatory, commercial or real estate law or under any other set of rules. Lessee shall claim the cost recovery deductions associated with each Property, and Lessor shall not, to the extent not prohibited by Law, take on its tax return a position inconsistent with Lessee's claim of such deductions.

            (b) For all purposes described in Section 7.1 (a), Lessor and Lessee intend this Lease to constitute a finance lease and not a true lease. In order to secure the obligations of Lessee now existing or hereafter arising under any and all Operative Agreements, Lessee hereby conveys, grants, assigns, transfers, hypothecates, mortgages and sets over to Lessor, for the benefit of all Financing Parties, a first priority security interest (but subject to the security interest in the assets granted by Lessee in favor of the Agent in accordance with the Security Agreement) in and lien on all right, title and interest of Lessee (now owned or hereafter acquired) in and to all Properties to the extent such is personal property and irrevocably grants and conveys a lien, deed of trust and mortgage on all right, title and interest of Lessee (now owned or hereafter acquired) in and to all Properties to the extent such is a real property. Lessor and Lessee further intend and agree that, for the purpose of securing the obligations of Lessee and/or the Construction Agent now existing or hereafter arising under the Operative Agreements,
      (i) this Lease shall be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code respecting each of the Properties and all proceeds (including without limitation insurance proceeds thereof) to the extent such is personal property and an irrevocable grant and conveyance of a lien, deed of trust and mortgage on each of the Properties and all proceeds (including without limitation insurance proceeds thereof) to the extent such is real property; (ii) the acquisition of title by Lessor in each Property referenced in Article II constitutes a grant by Lessee to Lessor of a security interest, lien, deed of trust and mortgage in all of Lessee's right, title and interest in and to each Property and all proceeds (including without limitation insurance proceeds thereof) of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property, and an assignment of all rents, profits and income produced by each Property; and (iii) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such lien, security interest, mortgage lien and deed of trust under applicable law. Lessee shall promptly take such actions as Lessor may reasonably request (including without limitation the filing of Uniform Commercial Code Financing Statements, Uniform Commercial Code Fixture Filings and memoranda (or short forms) of this Lease and the various Lease Supplements) to ensure that the lien, security interest, lien, mortgage lien and deed of trust in each Property and the other items referenced above will be deemed to be a perfected lien, security interest, mortgage lien and deed of trust of first priority under applicable law and will be maintained as such throughout the Term.


                                  ARTICLE VIII

      8.1   CONDITION OF THE PROPERTIES.

            LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING EACH PROPERTY "AS-IS WHERE-IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR (EXCEPT THAT LESSOR SHALL KEEP EACH PROPERTY FREE AND CLEAR OF LESSOR LIENS) AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE,
(B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF (IF ANY), (C) ANY STATE OF FACTS REGARDING ITS PHYSICAL CONDITION OR WHICH AN ACCURATE SURVEY MIGHT SHOW,
(D) ALL APPLICABLE LEGAL REQUIREMENTS AND (E) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF AND/OR THE DATE OF THE APPLICABLE LEASE SUPPLEMENT. NEITHER LESSOR NOR THE AGENT NOR ANY LENDER NOR ANY HOLDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) (EXCEPT THAT LESSOR SHALL KEEP EACH PROPERTY FREE AND CLEAR OF LESSOR LIENS) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT

TO ANY PROPERTY (OR ANY PART THEREOF), AND NEITHER LESSOR NOR THE AGENT NOR ANY LENDER NOR ANY HOLDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREON OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT. LESSEE HAS OR PRIOR TO THE BASIC TERM COMMENCEMENT DATE WILL HAVE BEEN AFFORDED FULL OPPORTUNITY TO INSPECT EACH PROPERTY AND THE IMPROVEMENTS THEREON (IF ANY), IS OR WILL BE (INSOFAR AS LESSOR, THE AGENT, EACH LENDER AND EACH HOLDER ARE CONCERNED) SATISFIED WITH THE RESULTS OF ITS INSPECTIONS AND IS ENTERING INTO THIS LEASE SOLELY ON THE BASIS OF THE RESULTS OF ITS OWN INSPECTIONS, AND ALL RISKS INCIDENT TO THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, AS BETWEEN LESSOR, THE AGENT, THE LENDERS AND THE HOLDERS, ON THE ONE HAND, AND LESSEE, ON THE OTHER HAND, ARE TO BE BORNE BY LESSEE.

      8.2   POSSESSION AND USE OF THE PROPERTIES.

            (a) At all times following the Completion Date, the Properties in the aggregate shall constitute a Permitted Facility and shall be used by Lessee in the ordinary course of its business. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Properties as contemplated by this Lease. Lessee shall not commit or permit any waste of the Properties or any part thereof.

            (b) The address stated in Section 6.2(i) of the Participation Agreement is the principal place of business and chief executive office of Lessee (as such terms are used in Section 9-103(3) of the Uniform Commercial Code of any applicable jurisdiction), and Lessee will provide Lessor with prior written notice of any change of location of its principal place of business or chief executive office. Regarding a particular Property, each Lease Supplement correctly identifies the initial location of the related Equipment (if any) and Improvements (if any) and contains an accurate legal description for the related parcel of Land. The Equipment and Improvements respecting each particular Property will be located only at the location identified in the applicable Lease Supplement.

            (c) Lessee will not attach or incorporate any item of Equipment to or in any other item of equipment or personal property or to or in any real property in a manner that could give rise to the assertion of any Lien (in favor of a third party that is prior to the Liens thereon created by the Operative Agreements) on such item of Equipment by reason of such attachment or the assertion of a claim that such item of Equipment has become a fixture and is subject to a Lien in favor of a third party that is prior to the Liens thereon created by the Operative Agreements.

            (d) On the Basic Term Commencement Date for each Property, Lessor and Lessee shall execute a Lease Supplement in regard to such Property which shall contain an Equipment Schedule that has a general description of the Equipment (if any) which shall comprise the Property, an Improvement Schedule that has a general description of the Improvements (if any) which shall comprise the Property and a legal description of the Land (if any) which shall comprise the Property. Simultaneously with the execution and delivery of each Lease Supplement, such Equipment, Improvements, Land, all additional Equipment and all additional Improvements which are financed under the Operative Agreements after the Basic Term Commencement Date and the remainder of such Property shall be deemed to have been accepted by Lessee for all purposes of this Lease and to be subject to this Lease.

            (e) At all times during the Term with respect to each Property, Lessee will comply with all obligations under and (to the extent no Event of Default exists and provided that such exercise will not impair the value, utility or remaining useful life of such Property) shall be permitted to exercise all rights and remedies under, all operation and easement agreements and related or similar agreements applicable to such Property.

      8.3   INTEGRATED PROPERTIES.

            On the Rent Commencement Date for each Property, Lessee shall, at its sole cost and expense, cause all Properties in the aggregate to constitute (and for the duration of the Term shall continue to constitute) all of the equipment, facilities, rights, other personal property and other real property necessary or appropriate to operate, utilize, maintain and control a Permitted Facility in a commercially reasonable manner.


                                   ARTICLE IX

      9.1 COMPLIANCE WITH LEGAL REQUIREMENTS, INSURANCE REQUIREMENTS AND MANUFACTURER'S SPECIFICATIONS AND STANDARDS.

            Subject to the terms of Article XIII relating to permitted contests, Lessee, at its sole cost and expense, shall (a) comply with all applicable Legal Requirements (including without limitation all Environmental Laws (except as set forth in Section 15.2)) and all Insurance Requirements relating to the Properties, (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties and (c) comply with all manufacturer's specifications and standards, including without limitation the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties, whether or not compliance therewith shall require structural or extraordinary changes in any Property or interfere with the use and enjoyment of any Property, unless the failure to procure, maintain and comply with such items identified in subparagraphs (b) and (c), individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect. Lessor agrees to take such actions as may be reasonably requested by Lessee in connection with the compliance by Lessee of its obligations under this Section
9.1. Notwithstanding the foregoing, Lessee shall be deemed to be in compliance with all

Environmental Laws for purposes of this Lease notwithstanding any Environmental Violation if the severity of such Environmental Violation is less than federal, state and local standards requiring remediation or removal or, if such standards are exceeded, remediation or removal is proceeding in accordance with all applicable Environmental Laws.


                                    ARTICLE X

      10.1  MAINTENANCE AND REPAIR; RETURN.

            (a) Lessee, at its sole cost and expense, shall maintain each Property in good condition, repair and working order (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by Section 9.1 and on a basis consistent with the operation and maintenance of properties or equipment comparable in type and function to the applicable Property, such that such Property is capable of being immediately utilized by a third party and in compliance with standard industry practice subject, however, to the provisions of Article XV with respect to Casualty and Condemnation.

            (b) Lessee shall not use or locate any component of any Property outside of the Approved State therefor. Lessee shall not move or relocate any component of any Property beyond the boundaries of the Land described in the Lease Supplement with regard to the Land, except for the temporary removal of Equipment and other personal property for repair or replacement.

            (c) If any component of any Property becomes worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, will within a reasonable time replace such component with a replacement component which is free and clear of all Liens (other than Permitted Liens and Lessor Liens) and has a value, utility and useful life at least equal to the component replaced (assuming the component replaced had been maintained and repaired in accordance with the requirements of this Lease). Except as otherwise provided in Section 11.1, all components which are added to any Property shall immediately become the property of (and title thereto shall vest in) Lessor and shall be deemed incorporated in such Property and subject to the terms of this Lease as if originally leased hereunder.

            (d) Upon reasonable advance notice, Lessor and its agents shall have the right to inspect each Property and all maintenance records with respect thereto at any reasonable time during normal business hours but shall not, in the absence of an Event of Default, materially disrupt the business of Lessee.

            (e) Lessee shall cause to be delivered to Lessor (at Lessee's sole expense) one or more additional Appraisals (or reappraisals of Property) as Lessor may request if any one of Lessor, the Agent, the Trust Company, any Lender or any Holder is required pursuant to any applicable Legal Requirement to obtain such Appraisals (or reappraisals) and upon the occurrence of any Event of Default.

            (f) Lessor shall under no circumstances be required to build any improvements or install any equipment on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this Lease or maintain any Property in any way. Lessor shall not be required to maintain, repair or rebuild all or any part of any Property, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of any Property, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenant, condition or restriction at any time in effect.

            (g) Lessee shall, upon the expiration or earlier termination of this Lease with respect to a Property, if Lessee shall not have exercised its Purchase Option with respect to such Property and purchased such Property, surrender such Property (i) pursuant to the exercise of the applicable remedies upon the occurrence of a Lease Event of Default, to Lessor or (iii) pursuant to the second paragraph of Section 22.1(a) hereof, to Lessor or the third party purchaser, as the case may be, subject to Lessee's obligations under this Lease (including without limitation the obligations of Lessee at the time of such surrender under Sections 9.1, 10.1(a) through (f), 10.2, 11.1, 12.1, 22.1 and 23.1).

      10.2  ENVIRONMENTAL INSPECTION.

            If Lessee has not given notice of exercise of its Purchase Option on the Expiration Date pursuant to Section 20.1 or for whatever reason Lessee does not purchase a Property in accordance with the terms of this Lease, then not more than one hundred twenty (120) days nor less than sixty (60) days prior to the Expiration Date, Lessee shall cause to be delivered to Lessor environmental site assessments recently prepared (no more than thirty (30) days prior to the date of delivery) by an independent recognized professional reasonably acceptable to Lessor, and in form, scope and content reasonably satisfactory to Lessor. The cost incurred respecting such environmental site assessments shall be paid for in accordance with the provisions set forth in Section 20.3(b).


                                   ARTICLE XI

      11.1  MODIFICATIONS.

            (a) Lessee at its sole cost and expense, at any time and from time to time without the consent of Lessor may make modifications, alterations, renovations, improvements and additions to any Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"), and Lessee shall make any and all Modifications required to be made pursuant to all Legal Requirements, Insurance

         Requirements and manufacturer's specifications and standards; provided, that: (i) no Modification shall materially impair the value, utility or useful life of any Property from that which existed immediately prior to such Modification; (ii) each Modification shall be done expeditiously and in a good and workmanlike manner; (iii) no Modification shall adversely affect the structural integrity of any Property; (iv) to the extent required by Section 14.2(a), Lessee shall maintain builders' risk insurance at all times when a Modification is in progress; (v) subject to the terms of Article XIII relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens arising with respect to any Modification; (vi) each Modification shall comply with the requirements of this Lease (including without limitation Sections 8.2 and 10.1); and (vii) except as otherwise contemplated or provided in any Operative Agreement, no Improvement shall be demolished or otherwise rendered unfit for use unless Lessee shall finance the proposed replacement Modification outside of this lease facility; provided, further, Lessee shall not make any Modification (unless required by any Legal Requirement) to the extent any such Modification, individually or in the aggregate, shall have or could reasonably be expected to have a Material Adverse Effect. Lessee shall not remove or attempt to remove any Modification from any Property. Title to each Modification shall vest in Lessee to the extent such Modification (a) is not financed pursuant to the Operative Agreements, (b) is not a fixture or other real estate interest, (c) is readily removable without causing material damage to any Property, (d) is not required in order for the applicable Property to comply with any Legal Requirement, any Insurance Requirement or any requirement of
         Section 8.3 of this Lease and (e) is not necessary to conform to any applicable manufacturer's specification and/or standard. Title to all other Modifications shall immediately and without further action upon their incorporation into the applicable Property (1) become property of Lessor, (2) be subject to this Lease and (3) be titled in the name of Lessor. Lessee at its sole cost and expense shall repair in a good and workmanlike manner any and all damage done to any Property due to the removal, detachment, attempted removal or attempted detachment of any Modification from a Property and all such repairs shall be completed by the earlier of (a) thirty (30) days after such removal, detachment, attempted removal or attempted detachment of the applicable Modification from the applicable Property and (b) the Expiration Date. Lessee shall not remove, detach or attempt to remove or detach any Modification from any Property except in accordance with the provisions of this Section 11.1. The Lessor acknowledges Lessee's right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located at the Properties, other than the Equipment and modifications required to be titled in the name of Lessor and excluding in all cases fixtures, and Lessor agrees, at Lessee's cost and expenses, to execute Lessor waiver forms, releases of Lessor Liens and other similar documentation (in form and substance reasonably satisfactory to Lessor and the Agent) in favor or any purchase money seller, lessor or lender who has financed or may finance in the future such items.

                  (b) The construction process provided for in the Agency Agreement is acknowledged by Lessor to be consistent with and in compliance with the terms and provisions of this Article XI.

         appurtenance thereto is the subject of a Condemnation; provided, however, if a Material Default or an Event of Default shall have occurred and be continuing or if such award, compensation or insurance proceeds shall exceed $1,000,000, then such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor and held in accordance with the terms of this Article XV or, if applicable. applied to the repayment of the Property Cost in accordance with Section 16 on the Termination Date. All amounts held by Lessor hereunder on account of any award, compensation or insurance proceeds either paid directly to Lessor or turned over to Lessor shall be held as security for the performance of Lessee's obligations hereunder and under the other Operative Agreements and when all such obligations of Lessee with respect to such matters (and all other obligations of Lessee which should have been satisfied pursuant to the Operative Agreements as of such date) have been satisfied, all amounts so held by Lessor shall be paid over to Lessee.

                  (b) Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof; provided, that during the Construction Period, such expenses shall be paid by Lessor; provided, further the Lessor shall pay such amounts described in this
         Section 15.1(b) only if funds are made available by the Lenders and the Holders in an amount sufficient to allow such payment. At Lessee's reasonable request, and at Lessee's sole cost and expense, Lessor and the Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment; provided, that during the Construction Period, such expenses shall be paid by Lessor; provided, further, the Lessor shall pay such amounts described in this Section 15.1(b) only if funds are made available by the Lenders and the Holders in an amount sufficient to allow such payment. Lessor and Lessee agree that this Lease shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment.

                  (c) If Lessee shall receive notice of a Casualty or a Condemnation of a Property or any interest therein where damage to the affected Property is estimated to equal or exceed twenty-five percent (25%) of the Property Cost of such Property, Lessee shall give notice thereof to Lessor promptly after Lessee's receipt of such notice. In the event such a Casualty or Condemnation occurs (regardless of whether Lessee gives notice thereof), then Lessee shall be deemed to have delivered a Termination Notice to Lessor and the provisions of Sections
         16.1 and 16.2 shall apply.

                  (d) In the event of a Casualty or a Condemnation (regardless of whether notice thereof must be given pursuant to paragraph (c)), this Lease shall terminate with respect to the applicable Property in accordance with Section 16.1 if Lessee, within thirty (30) days after such occurrence, delivers to Lessor a notice to such effect.

                  (e) If pursuant to this Section 15.1 this Lease shall continue in full force and effect following a Casualty or Condemnation with respect to the affected Property,

         Lessee shall, at its sole cost and expense (subject to reimbursement in accordance with Section 15.1(a)) promptly and diligently repair any damage to the applicable Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 10.1 and
         11.1. using the as-built Plans and Specifications or manufacturer's specifications for the applicable Improvements, Equipment or other components of the applicable Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the applicable Property and all applicable Legal Requirements). so as to restore the applicable Property to the same or a greater remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied). In such event, title to the applicable Property shall remain with Lessor. Lessor shall make disbursements from time to time of any award, compensation or insurance proceeds held by it to Lessee for application to the cost of restoration subject to the satisfaction of the following conditions:
         (1) Lessor shall have received a fully executed counterpart of a requisition therefor (in form and substance reasonably satisfactory to Lessor), requesting funds in an amount not exceeding the cost of work completed or insured since the last disbursement, together with reasonably satisfactory evidence of the state of completion and of performance of the work in a good and workman-like manner and in accordance with the as-built Plans and Specifications, (ii) at the time of any such disbursement, no Lease Default or Lease Event of Default shall have occurred and be continuing, and no mechanic's or materialmen's liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested funds or which are otherwise bonded, (iii) Lessor shall be reasonably satisfied that sufficient funds are available to complete such restoration and
         (iv) Lessor shall have good and marketable title to all Properties, subject only to Permitted Liens. Provided no Lease Default or Lease Event of Default shall have occurred and be continuing, any award, compensation or insurance proceeds remaining after restoration of any Property as herein provided shall be paid to Lessee.

                  (f) In no event shall a Casualty or Condemnation affect Lessee's obligations to pay Rent pursuant to Article III.

                  (g) Notwithstanding anything to the contrary set forth in
         Section 15.1(a) or Section 15.1(e), if during the Term with respect to a Property a Casualty occurs with respect to such Property or Lessee receives notice of a Condemnation with respect to such Property, and following such Casualty or Condemnation, the applicable Property cannot reasonably be restored, repaired or replaced on or before the day one hundred eighty (180) days prior to the Expiration Date or the date nine
         (9) months after the occurrence of such Casualty or Condemnation (if such Casualty or Condemnation occurs during the Term) to the same or a greater remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied) or on or before such day such Property is not in fact so restored, repaired or replaced, then Lessee shall be required to exercise its Purchase Option for such Property on the next Payment Date (notwithstanding the limits on such exercise contained in Section 20.2) and pay Lessor the Termination Value for such Property; provided, if any Default or Event of Default has occurred and is continuing, Lessee shall also promptly (and in any event within three (3) Business Days) pay Lessor any award, compensation or insurance proceeds received on account of any Casualty or Condemnation with respect to any Property; provided, further, that if no Material Default or Event of Default has occurred and is continuing, any Excess Proceeds shall be paid to Lessee. If a Material Default or an Event of Default has occurred and is continuing and any Loans, Holder Advances or other amounts are owing with respect thereto, then any Excess Proceeds (to the extent of any such Loans, Holder Advances or other amounts owing with respect thereto) shall be paid to Lessor, held as security for the performance of Lessee's obligations hereunder and under the other Operative Agreements and applied to such obligations upon the exercise of remedies in connection with the occurrence of an Event of Default, with the remainder of such Excess Proceeds in excess of such Loans, Holder Advances and other amounts owing with respect thereto being distributed to the Lessee.

                  (h) The provisions of Sections 15.1(a) through 15.1(g) shall not apply to any Property until after the Construction Period Termination Date applicable to such Property and the applicable provisions of the Agency Agreement shall apply to a Casualty or Condemnation affecting a Construction Period Property.

         15.2 ENVIRONMENTAL MATTERS.

                  (a) Lessee hereby acknowledges and confirms that, as of the Property Closing Date, the Property (which includes Land) is contaminated by Hazardous Substances including, but not limited to, the Pre-Existing Hazardous Substances semiconductor related contamination ("TCE") and ten other compounds (the "Pre-Existing Hazardous Substances") in concentrations and conditions that constitute an Environmental Violation. In particular, Lessee acknowledges and confirms the following facts with regard to the Property (which includes the Land); provided remediation plans are in effect with respect thereto which bring such Property (which includes the Land) into compliance with the applicable Environmental Laws:

                           (i) In 1984, the California Regional Water Quality
                  Control Board issued cleanup orders to Raytheon, Fairchild Semiconductor Corporation, Intel Corporation, NEC Electronics, Inc. and Siltec Corporation with respect to PreExisting Hazardous Substance contamination in the regional site known as the Middlefield-Ellis-Whisman (MEW) site (of which the Property (which includes the Land) is a part). Three (3) Superfund sites exist within the MEW area. The Environmental Protection Agency ("EPA") is currently overseeing cleanup measures that are being conducted on the Property (which includes the Land) and neighboring properties. The Property (which includes the Land) has been identified in EPA Orders as containing sources of contamination including underground and aboveground storage tanks for chemical products and wastes, pH neutralization systems and industrial wastewater treatment systems. The Property (which includes the Land) is listed on the National Priorities List.

                           (iii) In April 1985, the EPA issued a "Request for
                  Information" pursuant to Section 106(c) of CERCLA and took over as the lead agency at the Property (which includes Land). Raytheon, Fairchild Semiconductor Corporation and Intel Corporation entered an Administrative order on Consent with the EPA on August 15, 1985 to conduct Remedial Investigation/Feasibility Studies ("RI/FS") at the regional site referred to above. The RI/FS was finalized in 1988. The EPA issued a Record of Decision ("ROD") in May 1989. The ROD. which was later modified in September 1990 and April 1996, established specific cleanup concentrations for the Pre-Existing Hazardous Substances, and required the implementation of site-specific source control remediation measures and a regional groundwater remediation program. Raytheon and Intel Corporation entered into a Consent Decree ("CD") with the EPA in May 1991 that was entered by the United States District Court, Northern District of California on April 10. 1992.

                           (iii) The CD referred to above provides that Raytheon
                  will perform groundwater and soil remediation for the sites it occupied and operated within the MEW area, including, but not limited to, the Property (which includes the Land). The facility specific work at the Property (which includes the Land) is now in the operation and maintenance phase.

                           (iv) In 1987, a soil-bentonite, subsurface, slurry
                  wall was installed by Raytheon around the perimeter of the Property (which includes the Land) enclosing the soil and water bearing zones as part of the remedial measures. Groundwater is extracted from the water bearing zones by Raytheon within the area enclosed by the slurry wall maintaining an inward and upward groundwater flow gradient to keep contaminated groundwater from flowing away from the Property (which includes the Land).

                           (v) The groundwater extraction and treatment system
                  was installed in 1987. Groundwater is extracted from several wells located both within the Property (which includes the Land) boundaries and from adjacent property. The groundwater extraction system is a long term remedial measure that Raytheon is required to maintain. The groundwater extraction system, soil vapor extraction system referred to below and groundwater monitoring are ongoing at the Property (which includes the Land) to remediate and monitor TCE and other Pre-Existing Hazardous Substances.

                           (vi) A soil vapor extraction system was installed by
                  Raytheon in 1996 to remediate the contaminated soils in or under the Property (which includes the Land). This system covers a surface area of approximately four (4) acres and proceeds to a depth of approximately 15 to 18 feet. The system is composed of eighty-eight (88) shallow and deep soil vapor extraction wells and one soil vapor extraction treatment system. Raytheon has petitioned and obtained approval from the EPA for closure for part of the soil vapor remedial system.

                  (b) In light of the environmental condition of the Property (which includes the Land) existing as of the Property Closing Date (the "Pre-Existing Environmental Conditions"), the presence of Pre-Existing Hazardous Substances on the Property (which includes the Land) shall not violate the terms of this Lease. Responsibility for the cleanup and/or remediation of the Pre-Existing Environmental Conditions shall be allocated pursuant to the terms of the Purchase Agreement and the Indemnity Agreement: provided, notwithstanding any of the provisions of the Lease or any of the Operative Agreements, to the extent any Pre-Existing Environmental Condition is not addressed by, any third party pursuant to the Purchase Agreement and/or the Indemnity Agreement so as to remediate such Pre-Existing Environmental Condition in accordance with the applicable Environmental Laws (and to indemnify the Financing Parties in accordance with the requirements of the Participation Agreement), then Lessee shall be responsible for (i) the cleanup and/or remediation of such Pre-Existing Environmental Condition in accordance with the applicable terms of the Operative Agreements including without limitation Section 15.2(c) and (ii) the environmental indemnification of the Financing Parties in accordance with the Participation Agreement.

                  (c) Notwithstanding the foregoing, promptly upon Lessee's actual knowledge of the presence of Hazardous Substances in any portion of any Property or Properties (other than the Pre-Existing Environmental Conditions) in concentrations and conditions that constitute an Environmental Violation and which, in the reasonable opinion of Lessee, the cost to undertake any legally required response, clean up, remedial or other action will or might result in a cost to Lessee of more than $50,000, Lessee shall notify Lessor in writing of such condition. In the event of any Environmental Violation (regardless of whether notice thereof must be given), Lessee shall, not later than thirty (30) days after Lessee has actual knowledge of such Environmental Violation, either deliver to Lessor a Termination Notice with respect to the applicable Property or Properties pursuant to
         Section 16. 1, if applicable, or, at Lessee's sole cost and expense, promptly and diligently undertake and diligently complete any response, clean up, remedial or other action (including without limitation the pursuit by Lessee of appropriate action against any off-site or third party source for contamination) necessary to remove. cleanup or remediate the Environmental Violation in accordance with all Environmental Laws; provided, notwithstanding the foregoing provision of this sentence, Lessee shall only be responsible for Pre-Existing Environmental Conditions to the extent set forth in Section 15.2(b) and the other applicable provisions of the Operative Agreements. Any such undertaking shall be timely completed in accordance with prudent industry standards. If Lessee does not deliver a Termination Notice with respect to such Property pursuant to Section 16.1, Lessee shall., upon completion of remedial action by Lessee, cause to be prepared by a reputable environmental consultant acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in full compliance with applicable

        Environmental Law. Not less than sixty (60) days prior to any time that Lessee elects to cease operations with respect to any Property or to remarket any Property pursuant to Section 20.1 hereof or any other provision of any Operative Agreement, Lessee at its expense shall cause to be delivered to Lessor environmental site assessments respecting such Property recently prepared (no more than thirty (30) days prior to the date of delivery) by an independent recognized professional acceptable to Lessor in its reasonable discretion and in form, scope and content satisfactory to Lessor in its reasonable discretion. Notwithstanding any other provision of any Operative Agreement, if Lessee fails to comply with the foregoing obligation regarding the environmental site assessments, Lessee shall be obligated to purchase such Property for its Termination Value and shall not be permitted to exercise (and Lessor shall have no obligation to honor any such exercise) any rights under any Operative Agreement regarding a sale of such Property to a Person other than Lessee.

         15.3 NOTICE OF ENVIRONMENTAL MATTERS.

              Promptly, but in any event within five (5) Business Days from the date Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with any Property or Properties other than notices (provided to Lessor prior to the Initial Closing Date) relating to the Pre-Existing Environmental Conditions. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee's proposed response thereto. In addition, Lessee shall provide to Lessor, within five (5) Business Days of receipt, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with any Property. Lessee shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by Lessor.


                                   ARTICLE XVI

         16.1 TERMINATION UPON CERTAIN EVENTS.

              If Lessee has delivered, or is deemed to have delivered, written notice of a termination of this Lease with respect to the applicable Property to Lessor in the form described in Section 16.2(a) (a "Termination Notice") pursuant to the provisions of this Lease, then following the applicable Casualty, Condemnation or Environmental Violation (Provided, no such Termination Notice shall be deemed delivered with respect to any Pre-Existing Environmental Condition), this Lease shall terminate with respect to the affected Property on the applicable Termination Date.

         16.2 PROCEDURES.

              (a) A Termination Notice shall contain: (i) notice of termination of this Lease with respect to the affected Property on a Payment Date not more than sixty (60) days after Lessor's receipt of such Termination Notice (the "Termination Date"); and (ii) a binding and irrevocable agreement of Lessee to pay the Termination Value for the applicable Property and purchase such Property on such Termination Date.

              (b) On each Termination Date, Lessee shall pay to Lessor the Termination Value for the applicable Property, and Lessor shall convey such Property or the remaining portion thereof, if any, to Lessee (or Lessee's designee), all in accordance with Section 20.2.


                                  ARTICLE XVII

         17.1 LEASE EVENTS OF DEFAULT.

              If any one (1) or more of the following events (each a "Lease Event of Default") shall occur:

              (a) Lessee shall fail to make payment of (i) any Basic Rent (except as set forth in clause (ii)) within three (3) days after the same has become due and payable or (ii) any Termination Value, on the date any such payment is due and payable, or any payment of Basic Rent or Supplemental Rent due on the due date of any such payment of Termination Value, or (iii) any amount due on the Expiration Date;

              (b) Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent referred to in Section 17. 1 (a)(ii)) or any other Credit Party shall fail to make any payment of any amount under any Operative Agreement which has become due and payable within three (3) days after receipt of notice that such payment is due;

              (c) (i) Lessee shall fail to maintain insurance as required by
        Article XIV of this Lease or (ii) Lessee shall fail to deliver any requisite ACCORD Evidence of Insurance or certified copy of any insurance policy required thereunder when due under the terms hereof and such failure to deliver shall continue unremedied for a period of ten
        (10) days after an officer of Lessee becoming aware of such failure to deliver, or notice from the Agent of such failure to deliver;

              (d) Any representation or warranty made by Lessee set forth in this Lease or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way when made;

              (e) An Agency Agreement Event of Default shall have occurred and be continuing;

                  (f) Any Credit Party or any Subsidiary of any Credit Party shall default (beyond applicable periods of grace and/or notice and cure) in the payment when due of any principal of or interest on any Indebtedness having an outstanding principal amount of at least $10,000,000; or any other event or condition shall occur which results in a default of any such Indebtedness or enables the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (g) The liquidation or dissolution of any Credit Party, or the suspension of the business of any Credit Party, or the filing by any Credit Party of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of any Credit Party indicating its consent to, approval of or acquiescence in, any such petition or proceeding; the application by any Credit Party for, or the appointment by consent or acquiescence of any Credit Party of a receiver, a trustee or a custodian of any Credit Party for all or a substantial part of its property; the making by Lessee of any assignment for the benefit of creditors; the admission by any Credit Party in writing of its inability to pay its debts as they mature or is generally not paying its debts and other financial obligations as they become due and payable; or any Credit Party taking any corporate action to authorize any of the foregoing;

                  (h) The filing of an involuntary petition against any Credit Party in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of any Credit Party for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any Credit Party, and the continuance of any of such events for ninety (90) days undismissed or undischarged;

                  (i) The adjudication of any Credit Party as bankrupt or insolvent;

                  (j) The entering of any order in any proceedings against any Credit Party or any Subsidiary of any Credit Party decreeing the dissolution, divestiture or split-up of any Credit Party or any Subsidiary of any Credit Party, and such order remains in effect for more than sixty (60) days;

                  (k) Any report, certificate, financial statement or other instrument delivered to Lessor by or on behalf of any Credit Party pursuant to the terms of this Lease or any other Operative Agreement is false or misleading in any material respect when made or delivered;

                  (l) The Lessee or any other Credit Party shall

                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 8.3A(b), 8.3A(h), 8.3A(i) or 8.3B(a) through 8.3B(o) of the Participation Agreement, inclusive;

                           (ii) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 8.3A(a)(i), (ii), (iii) or (iv) of the Participation Agreement and such default shall continue unremedied for a period of at least five (5) days after the earlier of an officer of such Credit Party becoming aware of such default or notice thereof by the Agent; or

                           (iii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c), (l)(i) or (l)(ii) of this Section 17.1) contained in this Lease or any other Operative Agreement and such default shall continue unremediated for a period of at least thirty (30) days after the earlier of an officer of such Credit Party becoming aware of such default or notice thereof by the Agent; provided, however, that if such default is of a nature that is not capable of being cured within such thirty (30) day period, and the Lessee or any other such Credit Party promptly commences appropriate steps to cure such default within such thirty (30) day period and continues to pursue such cure with diligence and good faith thereafter, unless the Agent shall determine that such delay could reasonably be expected to have a Material Adverse Effect, such thirty (30) day period shall be extended for an additional sixty (60) days;

                  (m) A final Judgment or judgments for the payment of money shall be rendered by a court or courts against any Credit Party or any Subsidiary of any Credit Party or any of their assets in excess of $10,000,000 in the aggregate, and (i) the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, or (ii) any Credit Party or any such Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or (iii) such judgment or judgments shall not be discharged (or provisions shall not be made for such discharge) within thirty (30) days after a decision has been reached with respect to such appeal and the related stay has been lifted;

                  (n) Any Credit Party or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA; or notice of intent to terminate a Pension Plan or Pension Plans having aggregate Unfunded Liabilities in excess of $5,000,000 shall be filed under Title IV of ERISA by any Credit Party or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Pension Plan or Pension Plans or a proceeding shall be instituted by a fiduciary of any such Pension Plan or Pension Plans against any Credit Party or any member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Pension Plan or Pension Plans must be terminated;

                  (o) Any Change of Control shall occur;

                  (p) Any Operative Agreement shall cease to be in full force and effect; or

                  (q) Except as to any Credit Party which is released in connection with the Operative Agreements, the guaranty given by any Guarantor under the Participation Agreement or any material provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty;

then, in any such event, Lessor may, in addition to the other rights and remedies provided for in this Article XVII and in Section 18.1, terminate this Lease by giving Lessee five (5) days notice of such termination (provided, notwithstanding the foregoing, this Lease shall be deemed to be automatically terminated without the giving of notice upon the occurrence of a Lease Event of Default under Sections 17.1 (g), (h) or (i), and this Lease shall terminate, and all rights of Lessee under this Lease shall cease. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all reasonable costs and expenses incurred by or on behalf of Lessor or any other Financing Party, including without limitation reasonable fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

        A POWER OF SALE HAS BEEN GRANTED IN THIS LEASE. A POWER OF SALE MAY ALLOW LESSOR TO TAKE THE PROPERTIES AND SELL THE PROPERTIES WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON THE OCCURRENCE OF A LEASE EVENT OF DEFAULT.

         17.2 SURRENDER OF POSSESSION.

              If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall, upon thirty (30) days written notice, surrender to Lessor possession of the Properties. Lessor may enter upon and repossess the Properties by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee's equipment and personalty and severable Modifications from the Properties. Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable law. Upon the written demand of Lessor, Lessee shall return the Properties promptly to Lessor, in the manner and condition required by, and otherwise in accordance with the provisions of, Section 22.1(c) hereof.

         17.3 RELETTING.

              If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessor may, but shall be under no obligation to, relet any or all of the Properties, for the account of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting. Lessor shall not be liable to Lessee for any failure to relet any Property or for any failure to collect any rent due upon such reletting.

         17.4 DAMAGES.

              Neither (a) the termination of this Lease as to all or any of the Properties pursuant to Section 17.1; (b) the repossession of all or any of the Properties; nor (c) the failure of Lessor to relet all or any of the Properties, the reletting of all or any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including without limitation the date of such termination. Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to
Section 17.1 and until the end of the Term hereof or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to Section 17.1, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question of any reletting of any Property or any portion thereof; provided, that Lessee's obligation to make payments of Basic Rent and Supplemental Rent under this Section 17.4 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.6. In calculating the amount of such net proceeds from reletting, there shall be deducted all of Lessor's, any Holder's, the Agent's and any Lender's reasonable expenses in connection therewith, including without limitation repossession costs, brokerage or sales commissions, fees and expenses for counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. To the extent Lessor receives any damages pursuant to this Section 17.4, such amounts shall be regarded as amounts paid on account of Rent. Lessee specifically acknowledges and agrees that its obligations under this Section 17.4 shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.

         17.5 POWER OF SALE.

              Without limiting any other remedies set forth in this Lease, Lessor and Lessee agree that Lessee has granted, pursuant to Section 7.1 (b) hereof and each Lease Supplement, a Lien against the Properties WITH POWER OF SALE, and that, upon the occurrence and during the continuance of any Lease Event of Default, Lessor shall have the power and authority, to the extent provided by law, after prior notice and lapse of such time as may be required by law, to foreclose its interest (or cause such interest to be foreclosed) in all or any part of the Properties.

         17.6 FINAL LIQUIDATED DAMAGES.

              Subject to the limitations of the Agency Agreement, if a Lease Event of Default shall have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to Section 17.1 and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor shall have the right to recover, by demand to Lessee and at Lessor's election, and Lessee shall pay to Lessor, as and for final liquidated damages, but exclusive of the indemnities payable under Section 11 of the Participation Agreement (which, if requested, shall be paid concurrently), and in lieu of all current liquidated damages beyond the date of such demand (it being agreed that it would be impossible accurately to determine actual damages) the Termination Value. Upon payment of the amount specified pursuant to the first sentence of this Section 17.6, Lessee shall be entitled to receive from Lessor, either at Lessee's request or upon Lessor's election, in either case at Lessee's cost, an assignment of Lessor's entire right, title and interest in and to the Properties, Improvements, Fixtures, Modifications, Equipment and all components thereof, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of this Lease (including without limitation the release of any memoranda of Lease and/or the Lease Supplement recorded in connection therewith) and any Lessor Liens. The Properties shall be conveyed to Lessee "AS-IS, WHERE-IS" and in their then present physical condition. Concurrent with such conveyance, Lessor shall assign (free and clear of all Lessor Liens but subject to any and all other Liens) to Lessee all right, title and interest of Lessor in and to the Indemnity Agreement regarding matters and events arising from and after the date of such assignment (provided, Lessor shall retain its right, title and interest in and to the Indemnity Agreement regarding matters and events arising during the period when Lessor held title to any Property). If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; provided, however, Lessee shall not be entitled to receive an assignment of Lessor's interest in the Properties, the Improvements, Fixtures, Modifications, Equipment or the components thereof unless Lessee shall have paid in full the Termination Value. Lessee specifically acknowledges and agrees that its obligations under this Section 17.6 shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.

         17.7 ENVIRONMENTAL COSTS.

              If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall pay directly to any third party (or at Lessor's election, reimburse Lessor) for the cost of any environmental testing and/or remediation work undertaken respecting any Property (subject to the provisions of Section 15.2(b)), as such testing or work is deemed appropriate in the reasonable judgment of Lessor, and shall indemnify and hold harmless Lessor and each other Indemnified Person therefrom. Lessee shall pay all amounts referenced in the immediately preceding sentence within ten (10) days of any request by Lessor for such payment. The provisions of this Section 17.7 shall not limit the obligations of Lessee under any Operative Agreement regarding indemnification obligations, environmental testing, remediation and/or work.

         17.8 WAIVER of Certain Rights.

              If this Lease shall be terminated pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by Law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or possession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and
(d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Article XVII.

         17.9 ASSIGNMENT OF RIGHTS UNDER CONTRACTS.

              If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall upon Lessor's demand immediately assign, transfer and set over to Lessor all of Lessee's right, title and interest in and to each agreement executed by Lessee in connection with the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties (including without limitation all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties or any of them.

         17.10 REMEDIES CUMULATIVE.

               Lessor shall be entitled to enforce payment of all amounts and performance of obligations evidenced hereby and to exercise all rights and powers under this instrument or under any of the other Operative Agreements or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations evidenced hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect Lessor's right to realize upon or enforce any other security now or hereafter held by the Lessor, it being agreed that Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by Lessor in such order and manner as Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Agreements to Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lessor. In no event shall Lessor, in the exercise of the remedies provided in this instrument, be deemed a "mortgagee in possession," and Lessor shall not In any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.


                                  ARTICLE XVIII

         18.1 LESSOR'S RIGHT TO CURE LESSEE'S LEASE DEFAULTS.

              Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including without limitation the failure by Lessee to maintain the insurance required by
Article XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon any Property, and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of any lessee. All out-of-pocket costs and expenses so incurred (including without limitation fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand.


                                  ARTICLE XIX

         19.1 PROVISIONS RELATING TO LESSEE'S EXERCISE OF ITS PURCHASE OPTION.

              Subject to Section 19.2, in connection with any termination of this Lease with respect to any Property pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option, upon the date on which this Lease is to terminate with respect to any Property, and upon tender by Lessee of the amounts set forth in Sections 16.2(b) or 20.2, as applicable, Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense an assignment (by deed or other appropriate instrument) of Lessor's entire interest in such Property, in each case in recordable form and otherwise in conformity with local custom and free and clear of any Lessor Liens attributable to Lessor but without any other warranties (of title or otherwise) from Lessor. Such Property shall be conveyed to Lessee "AS-IS, "WHERE-IS" and in then present physical condition.

         19.2 [INTENTIONALLY OMITTED]

                                   ARTICLE XX

         20.1 PURCHASE OPTION OR SALE OPTION-GENERAL PROVISIONS.

              Not less than one hundred twenty (120) days and no more than one hundred eighty (180) days prior to the Expiration Date or (respecting the Purchase Option only) any Payment Date, Lessee may give Lessor irrevocable written notice (the "Election Notice") that Lessee is electing to exercise either (a) the option to purchase all, but not less than all, the Properties on the Expiration Date or on the Payment Date specified in the Election Notice or in accordance with the Parcel Sale Requirements, the option to purchase at least one year prior to the Expiration Date one or more, but less than all, the Properties (or a portion of any Property) on the Payment Date specified in the Election Notice for purchase (the "Purchase Option") or (b) with respect to an Election Notice given in connection with the Expiration Date only, the option to remarket all, but not less than all, the Properties to a Person other than Lessee or any Affiliate of Lessee and cause a sale of such Properties to occur on the Expiration Date pursuant to the terms of Section 22.1 (the "Sale Option"). Regarding the purchase of one or more, but less than all, the Properties (or a portion of any Property), at Lessee's option and without the consent of any Financing Party, Lessee may provide irrevocable written notice to Lessor not less than one hundred twenty (120) days and no more than one hundred eighty days prior to any Payment Date (in all cases at least one year prior to the Expiration Date) that Lessee desires to purchase one or more, but less than all, the Properties (or a portion of any Property), if (i) such Property or portion of any Property to be purchased by Lessee has a separate legal and tax parcel, (ii) the conveyance of such Property or portion of such Property will not impair the access, use, occupancy or fair market value of the Properties remaining in the Trust, (iii) the Properties remaining in the Trust (A) shall constitute one or more legal and tax parcels, (B) shall contain at least one building, (C) shall be viable as a separate property in compliance with Legal Requirements and (D) shall have a fair market value of 100% or more of the Property Cost allocable to such remaining Properties and (iv) at the time of sale to Lessee of such Property or portion of any Property, no Default or Event of Default shall have occurred and be continuing (other than those that will be cured by the payment of the Termination Value for such Property (or a portion of any Property)) (the terms referenced in the foregoing subsections (i), (ii),
(iii) and (iv), may be referred to as the "Parcel Sale Requirements"). To the extent the Parcel Sale Requirements are satisfied, Lessor shall sell such Property or portion of such Property to Lessee. If Lessee does not give an Election Notice indicating the Purchase Option or the Sale Option at least one hundred twenty (120) days and not more than one hundred eighty (180) days prior to the Expiration Date, then, unless such Expiration Date is the final Expiration Date to which the Term may be extended, the term of this Lease shall be extended in accordance with Section 2.2 hereof; if such Expiration Date is the final Expiration Date, then Lessee shall be deemed to have elected the Purchase Option. If Lessee shall either (i) elect (or be deemed to have elected) to exercise the Purchase Option or (ii) elect the Sale Option and fail to cause all, but not less than all, the Properties to be sold in accordance with the terms of Section 22.1 on the Expiration Date, then in either case Lessee shall pay to Lessor on the date on which such purchase or sale is scheduled to occur an amount equal to the Termination Value for all, but not less than all, the Properties (which the parties do not intend to be a "bargain" purchase price) and, upon receipt of such amounts and satisfaction of such obligations, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to all, but not less than all, the Properties in accordance with Section 20.2.

         20.2 LESSEE PURCHASE OPTION.

              Provided, no Default or Event of Default shall have occurred and be continuing (other than those that will be cured by the payment of the Termination Value for all the Properties) and provided, that the Election Notice has been appropriately given specifying the Purchase Option, Lessee shall purchase all the Properties (or if applicable, and upon satisfaction of all Parcel Sale Requirements, one or more, but less than all, the Properties or a portion of any Property pursuant to a notice provided in accordance with Section 20.1) on the Expiration Date or Payment Date at a price equal to the Termination Value for such Properties (which the parties do not intend to be a "bargain" purchase price).

              Subject to Section 19.2, in connection with any termination of this Lease with respect to any Property pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option, upon the date on which this Lease is to terminate with respect to a Property or all of the Properties, and upon tender by Lessee of the amounts set forth in Section 16.2(b) or this Section 20.2, as applicable, Lessor shall execute, acknowledge (where required) and deliver to Lessee, at Lessee's cost and expense, each of the following: (a) a special or limited warranty Deed conveying each Property to Lessee free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (b) a Bill of Sale conveying each Property (to the extent it is personal property) to Lessee free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (c) any real estate tax affidavit or other document required by law to be executed and filed in order to record the applicable Deed; and (d) FIRPTA affidavits. All of the foregoing documentation must be in form and substance reasonably satisfactory to Lessor. The applicable Property shall be conveyed to Lessee "AS-IS, WHERE-IS" and in then present physical condition.

              If any Property is the subject of remediation efforts respecting Hazardous Substances at the Expiration Date (other than with respect to Pre-Existing Environmental Conditions then being addressed by Raytheon or Fairchild, pursuant to the Indemnity Agreement or the Purchase Agreement) which could materially and adversely impact the Fair Market Sales Value of such Property (with materiality determined in each case in Lessor's reasonable discretion), then Lessee shall be obligated to purchase each such Property pursuant to Section 20.2.

              On the Expiration Date and/or any Payment Date on which Lessee has elected to exercise its Purchase Option, Lessee shall pay (or cause to be paid) to Lessor, the Agent and all other parties, as appropriate, the sum of all costs and expenses incurred by any such party in connection with the election by Lessee to exercise its Purchase Option and all Rent and all other amounts then due and payable or accrued under this Lease and/or any other Operative Agreement.

         20.3 THIRD PARTY SALE OPTION.

                  (a) Provided, that (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Election Notice has been appropriately given specifying the Sale Option. Lessee shall undertake to cause a sale of the Properties on the Expiration Date (all as specified in the Election Notice) in accordance with the provisions of
         Section 22.1 hereof.

                  (b) In the event Lessee exercises the Sale Option then, as soon as practicable and in all events not less than sixty (60) days prior to the Expiration Date, Lessee shall cause to be delivered to Lessor environmental site assessments for each of the Properties recently prepared (no more than thirty (30) days old prior to the Sale
         Date) by an independent recognized professional reasonably acceptable to Lessor and in form, scope and content reasonably satisfactory to Lessor. Lessor (at the direction of the Agent) shall elect whether the costs incurred respecting the above-referenced environmental site assessments shall be paid by either (i) sales proceeds from the Properties, (ii) Lessor (but only the extent amounts are available therefor with respect to the Available Commitments and the Available Holder Commitments or each Lender and each Holder approves the necessary increases in the Available Commitments and the Available Holder Commitments to fund such costs) or (iii) Lessee; provided, amounts funded by the Lenders and the Holders with respect to the foregoing shall be added to the Property Cost of each applicable Property; provided, further, amounts funded by Lessee with respect to the foregoing shall be a part of (and limited by) the Maximum Residual Guarantee Amount. In the event that Lessor shall not have received such environmental site assessments by the date sixty (60) days prior to the Expiration Date or in the event that such environmental assessment shall reveal the existence of any material violation of Environmental Laws, other material Environmental Violation or potential material Environmental Violation (with materiality determined in each case by Lessor in its reasonable discretion) other than the Pre-Existing Environmental Conditions, then Lessee on the Expiration Date shall pay to Lessor an amount equal to the Termination Value for all the Properties and any and all other amounts due and owing hereunder. Upon receipt of such payment and all other amounts due under the Operative Agreements, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to all the Properties in accordance with
         Section 19.1.


                                   ARTICLE XXI

         21.1 [INTENTIONALLY OMITTED].

                                  ARTICLE XXII

         22.1 SALE PROCEDURE.

                  (a) During the Marketing Period, Lessee, on behalf of Lessor, shall obtain bids for the cash purchase of all the Properties in connection with a sale to one (1) or more third party purchasers to be consummated on the Expiration date or such earlier date as is acceptable to the Agent and the Lessee (the "Sale Date") for the highest price available, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for each such Property and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may reasonably request from time to time. On the Sale Date, all Properties then subject to this Lease shall be sold for one aggregate cash price amount for all such Properties, without differentiation of such amount on a Property-by-Property basis. All such prospective purchasers must be Persons other than Lessee or any Affiliate of Lessee. On the Sale Date, Lessee shall pay (or cause to be paid) to Lessor and all other parties, as appropriate, all Rent and all other amounts then due and payable or accrued under this Lease and/or any other Operative Agreement and Lessor (at the direction of the Agent) shall elect whether the costs and expenses incurred by Lessor and/or the Agent respecting the sale of one or more Properties shall be paid by either (i) sales proceeds from the Properties, (ii) Lessor (but only the extent amounts are available therefor with respect to the Available Commitments and the Available Holder Commitments or each Lender and each Holder approves the necessary increases in the Available Commitments and the Available Holder Commitments to fund such costs and expenses) or (iii) Lessee; provided, amounts funded by the Lenders and the Holders with respect to such costs and expenses shall be added to the Property Cost of each applicable Property; provided, further, amounts funded by Lessee with respect to such costs and expenses shall be a part of (and limited by) the Maximum Residual Guarantee Amount.

                  Lessor may reject any and all bids and may solicit and obtain bids by giving Lessee written notice to that effect; provided, however, that notwithstanding the foregoing, Lessor may not reject any bid submitted by Lessee if such bid, in the aggregate, is greater than or equal to the sum of the Limited Recourse Amount for all the Properties, and represents a bona fide offer from one (1) or more third party purchasers. If the highest price which a prospective purchaser or the prospective purchasers shall have offered to pay for all the Properties on the Sale Date is less than the sum of the Limited Recourse Amount for all the Properties or if such bids do not represent bona fide offers from one (1) or more third parties or if there are no bids, Lessor may elect to retain one or more of the Properties by giving Lessee at least five (5) Business Days prior written notice of Lessor's election to retain the same, and promptly upon receipt of such notice, Lessee shall surrender, or cause to be surrendered, each of the Properties specified in such notice in accordance with the terms and conditions of Section 10.1. If Lessor does not elect to retain all the Properties, then Lessee shall cause the sale of all of the Properties to be completed on the Sale Date in accordance with this Section 22.1 and the maximum liability of the Lessee with respect thereto shall be as provided pursuant to Section 22.1(b). Upon acceptance of any bid. Lessor agrees, at Lessee's request and expense, to execute a contract of sale with respect to such sale, so long as the same Is consistent with the terms of this Article 22 and provides by its terms that it is nonrecourse to Lessor.

                  Unless Lessor shall have elected to retain one or more of the Properties, pursuant to the provisions of the preceding paragraph, Lessee shall arrange for Lessor to sell all the Properties free and clear of the Lien of this Lease and any Lessor Liens, without recourse or warranty (of title or otherwise), for cash on the Sale Date to the purchaser or purchasers offering the highest cash sales price, as identified by Lessee or Lessor, as the case may be. To effect such transfer and assignment, Lessor shall execute, acknowledge (where required) and deliver to the appropriate purchaser each of the following: (a) special or limited warranty Deeds conveying each such Property (to the extent it is real property titled to Lessor) to the appropriate purchaser free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (b) a Bill of Sale conveying each such Property (to the extent it is personal property) titled to Lessor to the appropriate purchaser free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (c) any real estate tax affidavit or other document required by law to be executed and filed in order to record each Deed; and (d) FIRPTA affidavits, as appropriate. All of the foregoing documentation must be in form and substance reasonably satisfactory to Lessor. Lessee shall surrender the Properties so sold or subject to such documents to each purchaser in the condition specified in Section 10.1, or in such other condition as may be agreed between Lessee and such purchaser. Neither Lessor nor Lessee shall take or fail to take any action which would have the effect of unreasonably discouraging bona fide third party bids for any Property. If each of the Properties is not either
         (i) sold on the Sale Date in accordance with the terms of this Section 22.1, or (ii) retained by Lessor pursuant to an affirmative election made by Lessor pursuant to the second sentence of the second paragraph of this Section 22.1 (a), then (x) Lessee shall be obligated to pay Lessor on the Sale Date an amount equal to the aggregate Termination Value for all the Properties less any sales proceeds received by the Lessor, and (y) Lessor shall transfer each applicable Property to Lessee in accordance with Section 20.2.

                  (b) If the Properties are sold on a Sale Date to one (1) or more third party purchasers in accordance with the terms of Section 22.1(a) and the aggregate purchase price paid for all the Properties is less than the sum of the aggregate Property Cost for all the Properties (hereinafter such difference shall be referred to as the "Deficiency Balance"), then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date all Rent and all other amounts then due and owing pursuant to the Operative Agreements and the lesser of (i) the Deficiency Balance, or (ii) the Maximum Residual Guarantee Amount for all the Properties. On a Sale Date if (x) Lessor receives the aggregate Termination Value for all the Properties from one (1) or more third party purchasers, (y) Lessor and such other parties receive all other amounts specified in the last sentence of the first paragraph of
         Section 22.1(a) and (z) the aggregate purchase price paid for all the

         Properties on such date plus the amount paid by Lessee to Lessor pursuant to the terms of this Section 22.(b) exceeds the sum of the aggregate Property Cost for all the Properties, then Lessor shall promptly pay Lessee such excess. The obligation to pay any such excess to Lessee shall survive the termination of this Lease. If one or more of the Properties are retained by Lessor pursuant to an affirmative election made by Lessor pursuant to the provisions of Section 22.1(a), then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date all Rent and all other amounts then due and owing pursuant to the Operative Agreements and an amount equal to the Maximum Residual Guarantee Amount for the Properties so retained. Any payment of the foregoing amounts described in this Section 22.1(b) shall be made together with a payment of all other amounts referenced in the last sentence of the first paragraph of Section 22.1 (a).

                  (c) In the event that all the Properties are either sold to one (1) or more third party purchasers on the Sale Date or retained by Lessor in connection with an affirmative election made by Lessor pursuant to the provisions of Section 22.1(a), then in either case on the applicable Sale Date Lessee shall provide Lessor or such third party purchaser (unless otherwise agreed by such third party purchaser) with (i) all non-proprietary permits, certificates of occupancy, governmental licenses and authorizations necessary to use, operate, repair, access and maintain each such Property for the purpose it is being used by Lessee, and (ii) such non-proprietary manuals, permits, easements, licenses, intellectual property, know-how, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, operation, repair, access to or maintenance of each such Property for its intended purpose or otherwise as Lessor or such third party purchaser(s) shall reasonably request (and a royalty-free license or similar agreement to effectuate the foregoing on terms reasonably agreeable to Lessor or such third party purchasers), as applicable). All such assignments, licenses, easements, agreements and other deliveries required by clauses (i) and (ii) of this paragraph (c) shall be in form reasonably satisfactory to Lessor or such third party purchaser(s), as applicable, and shall be fully assignable (including without limitation both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge.

         22.2 APPLICATION OF PROCEEDS OF SALE.

                  In the event Lessee receives any proceeds of sale of any Property, such proceeds shall be deemed to have been received in trust on behalf of Lessor and Lessee shall promptly remit such proceeds to Lessor. Lessor shall apply the proceeds of sale of any Property in the following order of priority:

                  (a) FIRST, to pay or to reimburse Lessor (and/or the Agent, as the case may be) for the payment of all reasonable costs and expenses incurred by Lessor (and/or the Agent, as the case may be) in connection with the sale (to the extent Lessee has not satisfied its obligation to pay such costs and expenses);

                  (b) SECOND, so long as the Credit Agreement is in effect and any Loans or Holder Advances or any amount is owing to the Financing Parties under any Operative Agreement, to the Agent to be applied pursuant to intercreditor provisions among Lessor, the Lenders and the Holders contained in the Operative Agreements; and

                  (c) THIRD, to Lessee.

         22.3 INDEMNITY FOR EXCESSIVE WEAR.

         If the proceeds of the sale described in Section 22.1 with respect to the Properties shall be less than the Limited Recourse Amount with respect to the Properties, and at the time of such sale it shall have been reasonably determined (pursuant to the Appraisal Procedure) that the Fair Market Sales Value of the Properties shall have been impaired by greater than normal and expected wear and tear during the term of the Lease, Lessee shall pay to Lessor within ten (10) days after receipt of Lessor's written statement (i) the amount of such excess wear and tear determined by the Appraisal Procedure or (ii) the amount of the Sale Proceeds Shortfall, whichever amount is less.

         22.4 APPRAISAL PROCEDURE.

         For determining the Fair Market Sales Value of the Properties or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, Lessor and Lessee shall use the following procedure (the "Appraisal Procedure"). Lessor and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten (10) days from commencement of the Appraisal Procedure under the applicable section of the Lease, and if they cannot agree within ten (10) days, then two (2) qualified appraisers, one (1) chosen by Lessee and one (1) chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Lessor. If the two (2) appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two (2) appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three (3) appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two (2) shall be discarded and such average shall be binding on Lessor and Lessee; provided, that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee. The fees and expenses of the appraiser appointed by Lessee shall be paid by Lessee; the fees and expenses of the appraiser appointed by Lessor shall be paid by Lessor (such fees and expenses not being indemnified pursuant to Section 11 of the Participation Agreement); and the fees and expenses of the third appraiser shall be divided equally between Lessee and Lessor.

         22.5 CERTAIN OBLIGATIONS CONTINUE.

         During the Marketing Period, the obligation of Lessee to pay Rent with respect to the Properties (including without limitation the installment of Basic Rent due on the Expiration Date) shall continue undiminished until payment in full to Lessor of the sale proceeds, if any, the Maximum Residual Guarantee Amount, the amount due under Section 22.3, if any, and all other amounts due to Lessor or any other Person with respect to all Properties or any Operative Agreement. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXII.


                                  ARTICLE XXIII

         23.1 HOLDING OVER.

         If Lessee shall for any reason remain in possession of a Property after the expiration or earlier termination of this Lease as to such Property (unless such Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to such Property and Lessee shall continue to pay Basic Rent at the lesser of the highest lawful rate and one hundred ten percent (110%) of the last payment of Basic Rent due with respect to such Property prior to such expiration or earlier termination of this Lease. Such Basic Rent shall be payable from time to time upon demand by Lessor and such additional amount of Basic Rent shall be applied by Lessor ratably to the Lenders and the Holders based on their relative amounts of the then outstanding aggregate Property Cost for all Properties. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue their occupancy and use of such Property. Nothing contained in this Article XXIII shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to any Property (unless such Property is conveyed to Lessee) and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of such Property or exercising any other remedy available to Lessor at law or in equity.


                                  ARTICLE XXIV

         24.1 RISK OF LOSS.

         Subject to the terms and limitations of the Agency Agreement, during the Term, unless Lessee shall not be in actual possession of any Property in question solely by reason of Lessor's exercise of its remedies of dispossession under Article XVII, the risk of loss or decrease in the enjoyment and beneficial use of such Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor, except for Lessor's obligation to advance in accordance with the terms of this Lease insurance proceeds received by Lessor pursuant to the coverages referenced in Article XIV.


                                   ARTICLE XXV

         25.1 ASSIGNMENT.

                  (a) Lessee may not assign this Lease or any of its rights or obligations hereunder or with respect to any Property in whole or in part to any Person (other than to a wholly-owned Subsidiary of Lessee or the Parent) without the prior written consent of the Agent, the Lenders, the Holders and Lessor.

                  (b) No assignment by Lessee (referenced in this Section 25.1 or otherwise) or other relinquishment of possession to any Property shall in any way discharge or diminish any of the obligations of Lessee to Lessor hereunder and Lessee shall remain directly and primarily liable under the Operative Agreements as to any rights or obligations assigned by Lessee or regarding any Property in which rights or obligations have been assigned or otherwise transferred.

         25.2 SUBLEASES.

                  (a) Promptly, but in any event within five (5) Business Days, following the execution and delivery of any sublease permitted by this
         Article XXV, Lessee shall notify Lessor of the execution of such sublease and shall collaterally assign such sublease to the Lessor as security for Lessee's obligations hereunder and under any other Operative Agreement. Any such collateral assignment shall be in form and substance reasonably acceptable to the Lessor and the Agent. As of the date of each Lease Supplement, Lessee shall lease the respective Properties described in such Lease Supplement from Lessor, and any existing tenant respecting such Property shall automatically be deemed to be a subtenant of Lessee and not a tenant of Lessor.

                  (b) Without the prior written consent of the Agent, any Lender, any Holder or Lessor and subject to the other provisions of this Section 25.2, Lessee may sublet (i) any Property or portion thereof to any wholly-owned Subsidiary of Lessee and (ii) up to 50% of the Properties (based on the square footage of the Improvements constituting a Permitted Facility) then subject to this Lease to any Person which is not an Affiliate of Lessee. Except as referenced in the immediately preceding sentence, no other subleases shall be permitted unless consented to in writing by Lessor which consent shall not be unreasonably withheld or delayed. All subleasing shall be done on market terms and shall in no way diminish the fair market value or useful life of any applicable Property.

                  (c) No sublease (referenced in this Section 25.2 or otherwise) or other relinquishment of possession to any Property shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or diminish the fair market value of any Property. Lessee shall remain directly and primarily liable under this Lease as to such Property, or portion thereof, so sublet. During the Basic Term, the term of any such sublease shall not extend beyond the Basic Term. During any Renewal Term, the term of any such sublease shall not extend beyond such Renewal Term. Each sublease shall be expressly subject and subordinate to this Lease.


                                  ARTICLE XXVI

         26.1 NO WAIVER.

         No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.


                                  ARTICLE XXVII

         27.1 ACCEPTANCE OF SURRENDER.

         No surrender to Lessor of this Lease or of all or any portion of any Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or the Agent or any representative or agent of Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.

         27.2 NO MERGER OF TITLE.

         There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) any right, title or interest in any Property, (c) any Notes, or (d) a beneficial interest in Lessor.


                                 ARTICLE XXVIII

         28.1 [RESERVED]

                                  ARTICLE XXIX
        29.1 NOTICES.

         All notices required or permitted to be given under this Lease shall be in writing and delivered as provided in the Participation Agreement.


                                   ARTICLE XXX

         30.1 MISCELLANEOUS.

         Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any provision of this Lease shall be held to be unenforceable in any Jurisdiction, such unenforceability shall not affect the enforceability of any other provision of this Lease and such jurisdiction or of such provision or of any other provision hereof in any other jurisdiction.

         30.2 AMENDMENTS AND MODIFICATIONS.

         Neither this Lease nor any Lease Supplement may be amended, waived, discharged or terminated except in accordance with the provisions of Section
12.4 of the Participation Agreement.

         30.3 SUCCESSORS AND ASSIGNS.

         All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         30.4 HEADINGS AND TABLE OF CONTENTS.

         The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof

         30.5 COUNTERPARTS.

         This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one (1) and the same instrument.

         30.6 GOVERNING LAW.

         THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE

OF NEW YORK, EXCEPT TO THE EXTENT THE LAWS OF THE STATE WHERE A PARTICULAR PROPERTY IS LOCATED ARE REQUIRED TO APPLY.

         30.7 CALCULATION OF RENT.

         All calculation of Rent payable hereunder shall be computed based on the actual number of days elapsed over a year of three hundred sixty (360) days or, to the extent such Rent is based on the Prime Lending Rate, three hundred sixty-five (365) (or three hundred sixty-six (366), as applicable) days.

         30.8 MEMORANDA OF LEASE AND LEASE SUPPLEMENTS.

         This Lease shall not be recorded; provided, Lessor and Lessee shall promptly record (a) a memorandum of this Lease and the applicable Lease Supplement (in substantially the form of Exhibit B attached hereto) or a short form lease (in form and substance reasonably satisfactory to Lessor) regarding each Property promptly after the acquisition thereof in the local filing office with respect thereto and as required under applicable law to sufficiently evidence this Lease and any such Lease Supplement in the applicable real estate filing records. Lessor (at the direction of the Agent) shall elect whether the costs and expenses incurred by Lessor and/or the Agent respecting the recordation of the above-referenced items shall be paid by either (i) Lessor (but only the extent amounts are available therefor with respect to the Available Commitments and the Available Holder Commitments or each Lender and each Holder approves the necessary increases in the Available Commitments and the Available Holder Commitments to fund such costs and expenses) or (ii) Lessee; provided, amounts funded by the Lenders and the Holders with respect to such costs and expenses shall be added to the Property Cost of each applicable Property; provided, further, amounts funded by Lessee with respect to such costs and expenses shall be a part of (and limited by) the Maximum Residual Guarantee Amount.

         30.9 ALLOCATIONS BETWEEN THE LENDERS AND THE HOLDERS.

         Notwithstanding any other term or provision of this Lease to the contrary, the allocations of the proceeds of the Properties and any and all other Rent and other amounts received hereunder shall be subject to the inter-creditor provisions between the Lenders and the Holders contained in the Operative Agreements (or as otherwise agreed among the Lenders and the Holders from time to time).

         30.10 LIMITATIONS ON RECOURSE.

         Notwithstanding anything contained in this Lease to the contrary, Lessee agrees to look solely to Lessor's estate and interest in the Properties, the proceeds of any sale thereof, any insurance proceeds from insurance coverage required pursuant to the Lease or any condemnation or similar proceeds received by Lessor in connection with any Property (and in no circumstance to the Agent, the Lenders, the Holders or otherwise to Lessor) for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of

Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Lessee under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use of the Properties or any other liability of Lessor to Lessee; provided, that Lessor shall be liable in its individual capacity for (a) its own willful misconduct or gross negligence and (b) breach of any of its representations and warranties or covenants under the Operative Agreements. Nothing in this Section shall be interpreted so as to limit the terms of Sections 6.1 or 6.2 or the provisions of
Section 12.9 of the Participation Agreement.

         30.11 WAIVERS OF JURY TRIAL.

                  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE AND FOR ANY COUNTERCLAIM THEREIN.

         30.12 EXERCISE OF LESSOR RIGHTS.

         Lessee hereby acknowledges and agrees that the rights and powers of Lessor under this Lease have been assigned to the Agent pursuant to the terms of the Security Agreement and the other Operative Agreements. Lessor and Lessee hereby acknowledge and agree that (a) the Agent shall, in its discretion, direct and/or act on behalf of Lessor pursuant to the provisions of Sections 8.2(h) and
8.6 of the Participation Agreement, (b) all notices to be given to Lessor shall be given to the Agent and (c) all notices to be given by Lessor may be given by the Agent, at its election.

         30.13 SUBMISSION TO JURISDICTION; VENUE.

         THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

         30.14 USURY SAVINGS PROVISION.

         IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT. TO THE EXTENT ANY RENT OR PAYMENTS HEREUNDER ARE HEREINAFTER CHARACTERIZED BY ANY COURT OF COMPETENT JURISDICTION AS THE REPAYMENT OF PRINCIPAL AND INTEREST THEREON, THIS SECTION 30.14 SHALL APPLY. ANY SUCH RENT OR PAYMENTS SO CHARACTERIZED AS INTEREST MAY BE REFERRED TO HEREIN AS "INTEREST." ALL AGREEMENTS AMONG THE PARTIES HERETO ARE HEREBY LIMITED BY THE PROVISIONS OF THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH

AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL. IN NO WAY, NOR IN ANY EVENT OR CONTINGENCY (INCLUDING WITHOUT LIMITATION PREPAYMENT OR ACCELERATION OF THE MATURITY OF ANY OBLIGATION), SHALL ANY INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED, OR RECEIVED UNDER THIS LEASE OR OTHERWISE. EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMISSIBLE UNDER APPLICABLE LAW. IF, FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE OPERATIVE AGREEMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, INTEREST WOULD OTHERWISE BE PAYABLE IN EXCESS OF THE MAXIMUM NONUSURIOUS AMOUNT, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS UNDER SUCH DOCUMENTS OR AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT. IF LESSOR SHALL EVER RECEIVE ANYTHING OF VALUE WHICH IS CHARACTERIZED AS INTEREST WITH RESPECT TO THE OBLIGATIONS OWED HEREUNDER OR UNDER APPLICABLE LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM LAWFUL AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, BE APPLIED TO THE REDUCTION OF THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL AND NOT TO THE PAYMENT OF INTEREST, OR REFUNDED TO LESSEE OR ANY OTHER PAYOR THEREOF, IF AND TO THE EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE EXCEEDS THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL. THE RIGHT TO DEMAND PAYMENT OF ANY AMOUNTS EVIDENCED BY ANY OF THE OPERATIVE AGREEMENTS DOES NOT INCLUDE THE RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF SUCH DEMAND, AND LESSOR DOES NOT INTEND TO CHARGE OR RECEIVE ANY UNEARNED INTEREST IN THE EVENT OF SUCH DEMAND. ALL INTEREST PAID OR AGREED TO BE PAID TO LESSOR SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED, AND SPREAD THROUGHOUT THE FULL STATED TERM (INCLUDING WITHOUT LIMITATION ANY RENEWAL OR EXTENSION) OF THIS LEASE SO THAT THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENTS DOES NOT EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.



                            [signature page follows]

        IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.


                                       FIRST SECURITY BANK, NATIONAL
                                       ASSOCIATION, not individually,
                                       but solely as the Owner Trustee
                                       under the VS Trust 1999-1, as
                                       Lessor


                                       By:  /s/ VAL T. ORTON
                                            ------------------------------------
                                       Name: Val T. Orton
                                            ------------------------------------
                                       Title: Vice President
                                              ----------------------------------

                                       VERITAS SOFTWARE CORPORATION, as Lessee


                                       By:
                                            ------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                              ----------------------------------


Receipt of this original
counterpart of the foregoing
Lease is hereby acknowledged
as the date hereof

NATIONSBANK, N.A.,
as the Agent

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

        IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.


                                       FIRST SECURITY BANK, NATIONAL
                                       ASSOCIATION, not individually,
                                       but solely as the Owner Trustee
                                       under the VS Trust 1999-1, as
                                       Lessor


                                       By:
                                            ------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                              ----------------------------------

                                       VERITAS SOFTWARE CORPORATION, as Lessee


                                       By:  /s/ KENNETH E. LONCHAR
                                            ------------------------------------
                                       Name: Kenneth E. Lonchar
                                            ------------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------


Receipt of this original
counterpart of the foregoing
Lease is hereby acknowledged
as the date hereof

NATIONSBANK, N.A.,
as the Agent

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

                                                          EXHIBIT A TO THE LEASE


                             LEASE SUPPLEMENT NO. _

        THIS LEASE SUPPLEMENT NO. _ (this "Lease Supplement") dated as of _____________, 1999 between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually, but solely as the Owner Trustee under the VS Trust 1999-1, as lessor (the "Lessor"), and VERITAS SOFTWARE CORPORATION, a Delaware corporation, as lessee (the "Lessee").

        WHEREAS, Lessor is the owner or will be the owner of the Property described on Schedule 1 hereto (the "Leased Property") and wishes to lease the same to Lessee;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1. DEFINITIONS; RULES OF Usage. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Participation Agreement, dated as of April 23, 1999, among Lessee, the various parties thereto from time to time, as the Guarantors, Lessor, not individually, except as expressly stated therein, but solely as the Owner Trustee under the VS Trust 1999-1, the various banks and other lending institutions which are parties thereto from time to time, as the Holders, the various banks and other lending institutions which are parties thereto from time to time, as the Lenders, and NationsBank, N.A., as the Agent for the Lenders and respecting the Security Documents, as the Agent for the Lenders and Holders, to the extent of their interests, as such may be amended, modified, extended, supplemented, restated and/or replaced from time to time.

        SECTION 2. THE PROPERTIES. Attached hereto as Schedule 1 is the description of the Leased Property, with an Equipment Schedule attached hereto as Schedule 1-A, an Improvement Schedule attached hereto as Schedule 1-B and a legal description of the Land attached hereto as Schedule 1-C. Effective upon the execution and delivery of this Lease Supplement by Lessor and Lessee, the Leased Property shall be subject to the terms and provisions of the Lease. Without further action, any and all additional Equipment funded under the Operative Agreements and any and all additional Improvements made to the Land shall be deemed to be titled to the Lessor and subject to the terms and conditions of the Lease and this Lease Supplement.

        SECTION 3. USE OF PROPERTY. At all times during the Term with respect to each Property, Lessee will comply with all obligations under and (to the extent no Event of Default exists and provided, that such exercise will not impair the value of such Property) shall be permitted to exercise all rights and remedies under, all operation and easement agreements and related or similar agreements applicable to such Property.

        SECTION 4. RATIFICATION; INCORPORATION by REFERENCE. Except as specifically modified hereby, the terms and provisions of the Lease and the Operative Agreements are hereby ratified and confirmed and remain in full force and effect. The Lease is hereby incorporated herein by reference as though restated herein in its entirety.

        SECTION 5. ORIGINAL LEASE SUPPLEMENT. The single executed original of this Lease Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the original executed counterpart of this Lease Supplement (the "Original Executed Counterpart"). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

        SECTION 6. GOVERNING LAW. THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE LAWS OF THE STATE WHERE A PARTICULAR PROPERTY IS LOCATED ARE REQUIRED TO APPLY.

        SECTION 7. COUNTERPART EXECUTION. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one (1) and the same instrument.

        SECTION 8. MAXIMUM RESIDUAL GUARANTEE AMOUNT. The Maximum Residual Guarantee Amount shall mean an amount equal to [THE LAND COST] [THE PRODUCT OF THE AGGREGATE PROPERTY COST FOR ALL OF THE LEASED PROPERTY TIMES ____ PERCENT ( _%)].

        For purposes of the provisions of this Lease Supplement concerning this Lease Supplement constituting a security agreement and fixture filing, the addresses of the debtor (Lessee herein) and the secured party (Lessor herein), from whom information may be obtained about this Lease Supplement, are as set forth on the signature pages hereto.


         [The remainder of this page has been intentionally left blank.]

        IN, WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

                                      FIRST SECURITY BANK,  NATIONAL
                                      ASSOCIATION, not Individually, but solely as the Owner Trustee under the VS Trust 1999-1, as Lessor

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                      First Security Bank, National Association
                                      79 South Main Street
                                      Salt Lake City, Utah 84111
                                      Attn: Val T. Orton
                                      Vice President

                                      VERITAS SOFTWARE CORPORATION,
                                      as Lessee

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                      Veritas Software Corporation
                                      1600 Plymouth Street
                                      Mountain View, California 94043
                                      Attn: Jay Jones

Receipt of this original counterpart
of the foregoing Lease Supplement
is hereby acknowledged as the date
hereof

NATIONSBANK, N.A., as the Agent

By:_________________________________
Name:_______________________________
Title:______________________________

NationsBank, N.A.
901 Main Street, 67th Floor
Dallas, Texas 75202
Attn: Ms. Sharon Ellis

STATE OF ______________ )
                        )  ss:
COUNTY OF _____________ )

     The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of _______________ this ____ day of ________, 1999, by ___________________, as _________________ of FIRST SECURITY BANK, NATIONAL
ASSOCIATION, a national banking association, not individually, but solely as the Owner Trustee under the VS Trust 1999-1, on behalf of the Owner Trustee.


[Notarial Seal]                             ----------------------------------
                                                       Notary Public

My commission expires: ____________



STATE OF ______________ )
                        )  ss:
COUNTY OF _____________ )

     The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of _______________ this ____ day of ________, 1999, by ___________________, as _________________ of VERITAS SOFTWARE CORPORATION, a
Delaware corporation, on behalf of the corporation.


[Notarial Seal]                             ----------------------------------
                                                       Notary Public

My commission expires: ____________



STATE OF ______________ )
                        )  ss:
COUNTY OF _____________ )

     The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of _______________ this ____ day of ________, 1999, by ___________________, as _________________ of NATIONSBANK, N.A., a national banking association, as the Agent.


[Notarial Seal]                             ----------------------------------
                                                       Notary Public

My commission expires: ____________

                                   SCHEDULE I
                            TO LEASE SUPPLEMENT NO.__

                      (Description of the Leased Property)

                                  SCHEDULE 1-A
                            TO LEASE SUPPLEMENT NO.__

                                   (Equipment)

                                  SCHEDULE 1-B
                            TO LEASE SUPPLEMENT NO. __

                                 (Improvements)

                                  SCHEDULE I-C
                           TO LEASE SUPPLEMENT NO. __

                                     (Land)

                                                          EXHIBIT B TO THE LEASE

                    [MODIFY OR SUBSTITUTE SHORT FORM LEASE AS
                      NECESSARY FOR LOCAL LAW REQUIREMENTS]


Recording Requested By
CHICAGO TITLE COMPANY.
and When Recorded Return to:
MOORE & VAN ALLEN, PLLC
100 North Tryon Street, Floor 47
Charlotte, North Carolina 28202-4003
Attention: Todd Caraway, Esq.



                          MEMORANDUM OF LEASE AGREEMENT
                                       AND
                              LEASE SUPPLEMENT NO.
                                       AND
                                  DEED OF TRUST

                           dated as of April __, 1999

                                      among

                          VERITAS SOFTWARE CORPORATION,
                                 as the Lessee,

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
             not individually but solely as Owner Trustee under the
                                VS Trust 1999-1,
                                 as the Lessor,

                                       and

                             CHICAGO TITLE COMPANY,
                                   as Trustee



                              Location of Premises:
                              County of Santa Clara
                               State of California

        THIS MEMORANDUM OF LEASE AGREEMENT AND LEASE SUPPLEMENT NO. __ AND DEED OF TRUST ("Memorandum"), dated as of April ____________, 1999, is by and among FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually, but solely as the Owner Trustee under the VS Trust 1999-1, with an office at 79 South Main Street, Salt Lake City, Utah 84111 (hereinafter referred to as "Lessor"), VERITAS SOFTWARE CORPORATION, a Delaware corporation, with an office at 1600 Plymouth Street, Mountain View, California 94043 (hereinafter referred to as "Lessee") and CHICAGO TITLE COMPANY, a __________ corporation, with an office at 110 West Taylor Street, San Jose, California 95110 (hereinafter referred to as "Trustee").

                                   WITNESSETH:

      That for value received, Lessor and Lessee do hereby covenant, promise and agree as follows:

        1. CERTAIN DEFINITIONS AND REFERENCE TERMS. To the extent any capitalized term is not defined herein, such term shall have the meaning set forth in Appendix A to that certain Participation Agreement dated as of April 23, 1999 by and among the Grantor, Veritas Software Corporation, a Delaware corporation, the various parties thereto from time to time, as the Guarantors, the various banks and other lending institutions which are parties thereto from time to time, as Holders and Lenders, and NationsBank, N.A., as Agent for the Lenders and the Holders.

        2. DEMISED PREMISES AND DATE OF LEASE. Lessor has leased to Lessee, and Lessee has leased from Lessor, for the Term (as hereinafter defined), certain real property and other property located in Santa Clara County, California which is described in the attached Schedule I (the "Property"), pursuant to the terms of a Master Lease Agreement between Lessor and Lessee dated as of April 23, 1999 (as such may be amended, modified, extended, supplemented, restated and/or replaced from time to time, "Lease") and a Lease Supplement No. __ between Lessor and Lessee dated as of April __, 1999 (the "Lease Supplement")

        3. TERM, RENEWAL, EXTENSION AND PURCHASE OPTION. The term of the Lease for the Property ("Term") commenced as of _________ __, 1999 and shall end as of 19__, unless the Term is extended or earlier terminated in accordance with the provisions of the Lease. The Lease contains provisions for renewal and extension. The tenant has a purchase option under the Lease.

        4. TAX PAYER NUMBERS.

        Lessor's tax payer number:____________

        Lessee's tax payer number:____________

        5. DEED OF TRUST; POWER OF SALE. (a) It is the intent of the parties that: (i) the Lease constitutes an operating lease from Lessor to the Lessee for purposes of the Lessee's financial reporting, (ii) the Lease and other transactions contemplated hereby preserve ownership of the Properties in the Lessee for federal and state income tax and bankruptcy purposes, (ii) the Lease grants to Lessor a Lien on the Property covered thereby, and (iv) the obligations of the Lessee to pay Basic Rent and any part of the Termination Value shall be treated as payments of interest and principal, respectively, for federal and state income tax and bankruptcy purposes. Lessor shall be deemed to have a valid and binding security interest in and Lien on the Property, free and clear of all Liens other than Permitted Liens, as security for the obligations of the Lessee under the Operative Agreements (it being understood and agreed that the Lessee does hereby grant a Lien, and convey, transfer, assign, mortgage and warrant to Lessor and its successors, transferees and assigns, the Property and any proceeds or products thereof, to have and hold the same as collateral security for the payment and performance of the obligations of the Lessee under the Operative Agreements) each of the parties hereto agrees that it will not, nor will it permit any Affiliate to at any time, take any action or fail to take any action with respect to the preparation or filing or any income tax return, including an amended income tax return, to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 5.

        (b) Specifically, without limiting the generality of Section 5(a), the parties hereto intend and agree that in the event of any insolvency or receivership proceeds or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any state or commonwealth thereof affecting Lessee or Lessor or any collection actions, the transactions evidenced by the Lease and the Operative Agreements shall be regarded as loans made by the Lenders and the Holders to the Lessee.

        (c) Specifically, without limiting the generality of Section 5(b), the Lessor and the Lessee intend and agree that with respect to the nature of the transactions evidenced by the Lease in the context of the exercise of remedies under the Operative Agreements, including, without limitation, in the case of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any state or commonwealth thereof affecting the Lessee and the Lessor, or any enforcement or collection actions, the transactions evidenced by the Lease are loans made by the Lenders and the Holders as unrelated third party lenders to the Lessee secured by the Property (it being understood that the Lessee hereby mortgages, grants, bargains, sells, releases, confirms, conveys, assigns, transfers and sets over to the Lessor, and grants a security interest in, the Property (consisting of a leasehold deed of trust with respect to all right, title and interest of the Lessee in and to the Land and a fee deed of trust with respect to all right, title and interest of Lessee in and to the fee title to, and reversionary interest in, the Property) and a leasehold deed of trust on the Lessee's leasehold estate under the Lease, all to secure such loans, effective on the date hereof, to have and to hold such interests in the Property unto the Lessor and its successors and assigns, forever, provided always that these presents are upon the express condition that, if all amounts due under the Lease and the other Operative Agreements shall have been paid and satisfied in full, then this instrument and the estate hereby granted shall cease and become void.

        As additional security for the Rent, the Termination Value and all other sums owed to the Lessor by the Lessee under the Lease, the Lessee does hereby grant, bargain, sell, transfer and convey unto the Trustee, its successors in trust and assigns, IN TRUST, WITH POWER OF SALE, all of the Lessee's right, title and interest in and to the Property, together with all of the right, power and authority of the Lessee to alter, modify or change the terms, conditions and provisions of the Lease and any other lease pertaining to the Property, to consent to any request made by a tenant or landlord pursuant thereto, or to surrender, cancel or terminate the same or to accept any surrender, cancellation or termination of the same, together with all of the options, rights, powers and privileges of the Lessee under any lease pertaining to the Property, whether heretofore or hereafter existing, including, without limitation, the rights and options to purchase the Property contained in Articles XIX and XX of the Lease, and all present and future right, title and interest of the Lessee in and to (i) all refunds, tax abatement agreements, rebates, reserves, deferred payments, deposits, cost; savings, awards and payments of any kind due from or payable by
(a) any Governmental Authority, or (b) any insurance or utility company, in each case under clause (a) or (b) above in respect of the Property, and (ii) all refunds, rebates and payments of any kind due from or payable by any Governmental Authority for any taxes, assessments, or governmental or quasi-governmental charges or levies imposed upon the Lessee in respect of the Property, and all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Property or any construction on the Property, all proceeds (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including without limitation the proceeds of insurance and condemnation awards in respect of the Property or any portion thereof, all additional estates, rights and interests hereafter acquired by the Lessee in the Property, or any portion thereof, together with all proceeds of the conversion, whether voluntary or involuntary, of any of the Property into cash or other liquid claims, including without limitation, all awards, payments or proceeds, including interest thereon, and the right to receive the same, which may be made as a result of any casualty, any exercise of the right of eminent domain or deed in lieu thereof, any injury to the Property and any defect in title in the Property or other matter insured under any policy of title insurance, together with attorney's fees, costs and disbursements incurred by the Lessor in connection with the collection of such awards, payments and proceeds, and the Lessee further grants to the Lessor, pursuant to the California Uniform Commercial Code (the "UCC"), a security interest in all present and future right, title and interest of the Lessee in and to any portion of the foregoing property for which a security interest may be created under the UCC.

        To have and to hold the same whether now owned or held or hereafter acquired unto the Trustee, its successors-in-trust forever, IN TRUST, WITH POWER OF SALE, to secure to the Lessor the payment of the Rent, the Termination Value and all other sums owing to the Lessor under the Lease and the performance and observance of the terms, covenants, warranties, conditions, agreements and obligations under the Lease. If the Lessee shall pay all sums due under the Lease when due according to the terms thereof and shall otherwise fully and properly perform and comply with all of the obligations, agreements, terms and conditions of the Lease, then this conveyance shall become null and void.

        In the event of the occurrence of a Lease Event of Default, then the Lessor shall have all rights and remedies set forth in the Lease including, without limitation the right to foreclose its interest (or cause such interest to be foreclosed) in any or all of the Property in accordance with applicable law. The Trustee and the Lessor and each of them are authorized prior or subsequent to the institution of any foreclosure proceedings to enter upon the Property or any part thereof and to take possession of the Property and exercise without interference from the Lessee, any and all rights which the Lessee has with respect to the management, possession, operation, protection or preservation of the Property: provided, however, that Lessee shall be entitled, up to 30 days after the termination of the Lessee's occupancy of the Property to enter the Property during normal business hours for the purpose of removing its personal property and trade fixtures therefrom at its expense, provided that such personal property and trade fixtures are not Improvements and Lessee repairs any damage to the Improvements caused by such removal.

        It is acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW THE LESSOR TO TAKE THE PROPERTY AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE LESSEE UNDER THIS INSTRUMENT.

        The proceeds of any sale held by Trustee or Lessor or any receiver or public officer in foreclosure of the liens and security interests evidenced hereby shall be applied first to all costs and expenses of the sale, including but not limited to, reasonable Trustee's fees and then as provided in Section
22.2 of the Lease.

        If the Lessor so elects, the Trustee may sell any personal property covered by this instrument at one or more separate sales in any manner permitted by the UCC. One or more exercises of the powers herein granted shall not extinguish nor exhaust such powers until the entire Property is sold or until the entire amounts evidenced and/or secured by the Lease and the Operative Agreements is paid in full.

        (d) Specifically, but without limiting the generality of Section 5(b), the Lessor and the Lessee further intend and agree that, with respect to that portion of the Property constituting personal property, for the purpose of securing the Lessee's obligations for the repayment, of the above-described obligations to the Lessor, (i) the Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the UCC;
(ii) the conveyance provided for hereby shall be deemed to be a grant by the Lessee to the Lessor of a lien and security interest in all of the Lessee's present and future right, title and interest in and to such portion of the Property, including but not limited to the Lessee's leasehold estate therein and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property to secure such obligations, effective on the date hereof, to have and to hold such interests in the Property unto the Lessor and its successors and assigns, forever, provided always that these presents are upon the express condition that, if all amounts due under the Lease shall have been paid and satisfied in full, then this instrument and the estate hereby granted shall cease and become void; (iii) the possession by the Lessor of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be

"possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the UCC: and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable law. The Lessor and the Lessee shall, to the extent consistent with this Memorandum, take such actions and execute, deliver, file and record such other documents, Financing statements, mortgages and deeds of trust as may be necessary to ensure that. if the Lease were deemed create a security interest in the Property in accordance with this Section, such security interest would be deemed to be a perfected security interest with priority over all Liens other than Permitted Liens, under applicable law and will be maintained as such throughout the Term.

        6. EFFECT OF MEMORANDUM. The purpose of this instrument is to give notice of the Lease and the Lease Supplement and their respective terms, covenants and conditions to the same extent as if the Lease and the Lease Supplement were fully set forth herein. This Memorandum shall not modify in any mariner the terms, conditions or intent of the Lease or the Lease Supplement and the parties agree that this Memorandum is not intended nor shall it be used to interpret the Lease or the Lease Supplement or determine the intent of the parties under the Lease or the Lease Supplement.

        7. PURCHASE OPTION IN FAVOR OF Lessee. Lessee has a Purchase Option (as such term is defined in Section 20.1 of the Lease) respecting the Property pursuant to and in accordance with the terms and provisions of the Lease.

        8. RATIFICATION. The terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect. In the event of any conflict between the terms of the Lease and the terms of this Memorandum, the terms of the Lease shall control.

        9. GOVERNING LAW. THE LEASE AND THIS MEMORANDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF EXCEPT TO THE EXTENT THE LAWS OF CALIFORNIA ARE REQUIRED TO APPLY WITH RESPECT TO THE RECORDING AND ENFORCEMENT OF THIS MEMORANDUM.

        10. COUNTERPART EXECUTION. This Memorandum may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

        11. FUTURE ADVANCES; REVOLVING CREDIT. In the event a court of competent jurisdiction rules that this instrument constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties pursuant to Section 5 hereof, then this instrument will be deemed given to secure not only existing financing, but also future advances made pursuant to or as provided in the Lease, whether such advances are obligatory or to be made at the option of the Lessor, or otherwise, to the same extent as if such future advances were made on the date of execution of this instrument, although there may be no advance made at the time of execution hereof, and although there may be no financing outstanding at the time any advance is made. To the fullest extent permitted by law, the lien of this instrument shall be valid as to all such amounts, including all future advances, from the time this instrument is recorded.



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                                        6

        IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first written.

                                       LESSOR:

                                       FIRST SECURITY BANK, NATIONAL
                                       ASSOCIATION, not individually, but
                                       solely as the Owner Trustee under
                                       the VS Trust 1999-1


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       First Security Bank, National Association
                                       79 South Main Street
                                       Salt Lake City, Utah 84111
                                       Attn: Val T. Orton
                                             Vice President


                                       LESSEE:

                                       VERITAS SOFTWARE CORPORATION


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       Veritas Software Corporation
                                       1600 Plymouth Street
                                       Mountain View, California 94043
                                       Attn: Jay Jones

STATE OF____________________

COUNTY OF___________________


        On_________________before me,________________________, Notary Public in and for said County and State, personally appeared__________________________ as ______________________of First Security Bank, National Association, not individually but solely as Owner Trustee under the VS Trust 1999-1 personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted executed the instrument.

WITNESS my hand and official seal.


Signature___________________________

        (Seal)

STATE OF____________________

COUNTY OF___________________


        On_____________________ before me,__________________________, Notary
Public in and for said County and State, personally appeared___________________________ , as_________________________ of Veritas
Software Corporation, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted executed the instrument.

WITNESS my hand and official seal.


Signature___________________________

        (Seal)

                                    SCHEDULE 1
                            (Description of Property)



                                      B-1